                                  SCHEDULE 14C
                                 (RULE 14c-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

       INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Check the appropriate box:

[X]  Preliminary Information Statement         [ ]  Confidential, for Use of the Commission Only
                                                    (as permitted by Rule 14c-5(d)(2))
[ ]  Definitive Information Statement

           VICTORY TAX EXEMPT REALTY INCOME FUND LIMITED PARTNERSHIP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required

[X]  Fee computed on table below per Exchange Act Rule 14c-5(g) and 0-11.

     (1) Title of each class of securities to which transaction applies: certificates evidencing economic and certain other rights in the registrant

     (2)  Aggregate number of securities to which transaction applies:
          2,140,000

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          $5.42, based on aggregate of the cash to be received by the registrant

     (4)  Proposed maximum aggregate value of transaction:
          $11,600,000

     (5)  Total fee paid:
          $2,320

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                     VICTORY TAX EXEMPT REALTY INCOME FUND
                              LIMITED PARTNERSHIP
                              POST OFFICE BOX 7090
                              TROY, MICHIGAN 48007

                                                                          , 1999
To Each Holder of a Beneficial
Assignee Certificate (a "BAC")
in Victory Tax Exempt Realty
Income Fund Limited Partnership

     Re:  Consent Solicitation Regarding Proposed Sale of the Partnership's
Assets

Dear BAC Holder:

     CA Victory Inc. (the "General Partner"), the sole General Partner of Victory Tax Exempt Realty Income Fund Limited Partnership, a Delaware limited partnership (the "Partnership"), is soliciting your consent to the proposed sale ("Sale") by the Partnership of its principal asset, the mortgage revenue bond issued by the City of Fresno, California, in the original principal amount of $15,515,000 (the "Bond"), to Wasatch Acquisitions LLC or its designated affiliate (the "Buyer"), for a gross sale price of $11.6 million.

     In connection with the Sale, the Buyer has made an earnest money deposit in the amount of $500,000, which is non-refundable except in the event of a breach or default by the Partnership or a failure to satisfy certain customary conditions to closing. The Sale is not subject to a financing or due diligence contingency. The Sale is subject to the approval of a majority-in-interest of the BAC Holders, as well as to the concurrent acquisition by the Buyer or its designee of the Camelot Lakes Apartments (the "Property") located in Fresno, California (which Property secures the Bond), all as more particularly described in the attached Consent Solicitation Statement (the "Statement").

     The General Partner anticipates that the Partnership will wind up, liquidate and terminate (the "Liquidation") as soon as practicable after the proposed Sale and the anticipated distribution of the proceeds generated thereby, all as more particularly described in the Statement. The Liquidation is required pursuant to the Partnership's Agreement of Limited Partnership (the "Partnership Agreement") following the sale of all or substantially all of the Partnership's assets.

     Although no assurance can be given as to the timing or amount of any distribution, it is currently estimated that each BAC Holder may receive from proceeds generated by the Sale and funds held in previously-established reserves approximately $5.49 to $5.61 per BAC as a liquidating distribution.

     The General Partner has carefully reviewed the various alternatives available to the Partnership and has determined that the Sale represents the best course of action for, and the Sale is in the best interests of, the Partnership and BAC Holders. ACCORDINGLY, THE GENERAL PARTNER HAS APPROVED THE SALE AND RECOMMENDS THAT THE BAC HOLDERS RETURN THE ENCLOSED CONSENT AND DIRECT CA VICTORY ASSIGNOR CORP. (THE "ASSIGNOR LIMITED PARTNER") TO CONSENT TO THE SALE.

  Background and Reasons for the Sale

     Operating difficulties at the Property have resulted in past defaults by the Property owner on payments due to the Partnership and have led to, with certain exceptions, a general decline of the Partnership's operating income. On February 1, 1994, the Partnership reached a restructuring agreement with the original owner of the Property, whereby the ownership of the Property was transferred to ConCam Associates, LP ("ConCam") and property management was transferred to ConAm Management Corporation ("ConAm"), an affiliate of ConCam. ConCam also assumed the owner's obligations under the loan documents related to the Bond on a nonrecourse basis. Pursuant to the restructuring, the Partnership entered into a forbearance agreement (the

"Forbearance Agreement") with ConCam whereby the Partnership, for a limited period, agreed to forbear from exercising certain remedies against ConCam and the Property, provided certain conditions (including certain minimum debt service requirements) were met.

     In February 1996, ConCam indicated that the Property's operations could not support debt service payments at the then-applicable minimum interest rate payment on the Bond of 7.0%, which rate had been increased from 6.5% pursuant to the Forbearance Agreement. On May 8, 1996, the Partnership executed a standstill agreement (the "Standstill Agreement") to generally allow a continuance of the terms of the Forbearance Agreement, provided that in lieu of the minimum interest rate payment, ConCam pay as debt service all available cash flow generated by the Property. The Partnership and ConCam have on three subsequent occasions extended the Standstill Agreement.

     Since the Property secures the Bond on a non-recourse basis, the Property represents the sole means of repayment of the Bond and, as a result, the value of the Bond is dependent upon the value of the Property. The General Partner believes that a sale of the Bond to a buyer who desires to acquire the Property (such as is the case with the proposed Sale) represents the best course of action for the Partnership at this time, because such a buyer would be willing to pay a premium for the tax-exempt financing terms which the Bond financing affords the Property.

     The General Partner believes that occupancy at the Property stabilized in 1998 (occupancy being approximately 92% as of January 31, 1999), resulting in an increased value of the Property and, accordingly, an advantageous time to sell the Property and the Bond. Accordingly, in connection with the extension of the Standstill Agreement in 1998, and in light of the past operating history of the Property, the General Partner authorized ConCam to pursue a sale of the Property. The proposed Sale is a result of these efforts.

  Terms of the Proposed Sale

     In the Bond Purchase Agreement (defined in the Statement), the Buyer has agreed to buy the Bond from the Partnership for $11.6 million in cash. In addition, the Buyer has also entered into a Property Purchase Agreement (defined in the Statement) pursuant to which ConCam has agreed to sell the Property to the Buyer concurrently with the sale of the Bond for the sum of One Dollar ($1.00) and the assumption of all of the obligations of ConCam under the Bond documents. The Partnership will apply the Buyer's $500,000 deposit against the purchase price of the Bond at closing. In connection with the most recent extension of the Standstill Agreement, the Partnership has agreed to reimburse ConCam for any closing and reasonable property operating expenses paid by ConCam in connection with the sale of the Property in excess of ConCam's available cash and to pay an incentive management fee of $232,000 to ConAm.

     The closing of the Sale of the Bond and the concurrent sale of the Property is subject to the receipt of consent of a majority-in-interest of the BAC Holders and the satisfaction or waiver of other customary conditions. The Buyer's obligation to close is not subject to any financing or due diligence condition.

     The Bond Purchase Agreement provides that the Sale's closing is to occur within 10 days following receipt of the requisite consent by BAC Holders, but no later than May 31, 1999. BAC Holders, as a class, will receive 100% of the net Sale proceeds on account of their interest in the Partnership, as a distribution in Liquidation as set forth in the Statement.

     The Partnership Agreement requires that the Partnership be dissolved following the Sale. Prior to making any distributions in Liquidation, all liabilities of the Partnership must be paid and adequate reserves must be established. Accordingly, the Partnership will pay, or reserve an amount that in the General Partner's determination is adequate to pay, all Partnership liabilities, including estimated or contingent liabilities. After the Partnership has determined and paid (or reserved for) all of its liabilities, the General Partner will take all necessary action to cause the Partnership to dissolve.

  Recommendation

     FOR THE REASONS DESCRIBED HEREIN, THE GENERAL PARTNER BELIEVES THAT THE SALE AT THIS TIME IS IN THE BEST INTERESTS OF THE PARTNERSHIP AND THE BAC HOLDERS. ACCORDINGLY, THE GENERAL PARTNER RECOMMENDS THAT BAC HOLDERS CONSENT TO THE SALE. The consent of the holders of a majority of outstanding BACs is required to direct the Assignor Limited Partner to approve the Sale. Failure to return the enclosed consent form will have the same effect as a vote against the Sale, so you are urged to complete, sign and date the enclosed consent form and return it in the enclosed postage-paid envelope at your earliest convenience. The address to which the enclosed consent form should be sent is 156 Fifth Avenue, New York, NY 10010.

     THE CONSENT SOLICITATION WILL EXPIRE AT 12:00 NOON, NEW YORK CITY TIME, ON [INSERT DATE THAT IS 25 DAYS AFTER MAILING] UNLESS EXTENDED IN THE SOLE DISCRETION OF THE GENERAL PARTNER (SUCH DATE, AS THE SAME MAY BE SO EXTENDED, BEING REFERRED TO AS THE "EXPIRATION DATE"). CONSENTS MAY BE REVOKED AT ANY TIME PRIOR TO THE DATE ON WHICH THE GENERAL PARTNER HAS RECEIVED THE REQUISITE NUMBER OF CONSENTS FROM BAC HOLDERS, WHICH DATE MAY BE PRIOR TO THE EXPIRATION DATE BUT UNDER NO CIRCUMSTANCES SHALL BE PRIOR TO [INSERT DATE THAT IS 20 DAYS AFTER MAILING].

     The enclosed Statement contains important information concerning the matter to which your consent is sought and should be reviewed carefully. We urge you to complete, sign, date and return the enclosed consent form in the enclosed postage-paid envelope. If you have any questions, or would like more information regarding the Consent Solicitation Statement, please call the Partnership's Solicitation Agent for this Consent Solicitation, MacKenzie Partners, Inc., at
(800) 322-2885.

                                          CA VICTORY INC.
                                          General Partner

                                          /s/ DAPHNE ARONSON
                                          --------------------------------------
                                          Daphne Aronson
                                          President

                     VICTORY TAX EXEMPT REALTY INCOME FUND
                              LIMITED PARTNERSHIP
                            3 WORLD FINANCIAL CENTER
                            NEW YORK, NEW YORK 10285

                            ------------------------

                         NOTICE OF CONSENT SOLICITATION

THE CONSENT SOLICITATION WILL EXPIRE AT 12:00 NOON, NEW YORK CITY TIME, ON [INSERT DATE THAT IS 25 DAYS AFTER MAILING] UNLESS EXTENDED IN THE SOLE DISCRETION OF THE GENERAL PARTNER (SUCH DATE, AS THE SAME MAY BE SO EXTENDED, BEING REFERRED TO AS THE "EXPIRATION DATE"). CONSENTS MAY BE REVOKED AT ANY TIME PRIOR TO THE DATE ON WHICH THE GENERAL PARTNER HAS RECEIVED THE REQUISITE NUMBER OF CONSENTS FROM BAC HOLDERS, WHICH DATE MAY BE PRIOR TO THE EXPIRATION DATE BUT UNDER NO CIRCUMSTANCES SHALL BE PRIOR TO [INSERT DATE THAT IS 20 DAYS AFTER MAILING]. BECAUSE NO MEETING WILL BE HELD, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

To each Holder of a Beneficial Assignee Certificate (a "BAC") in Victory Tax Exempt Realty Income Fund Limited Partnership, a Delaware limited partnership (the "Partnership") formerly known as Olympic Tax Exempt Realty Income Fund Limited Partnership :

     Record holders of BACs (each such holder of a BAC, a "BAC Holder") evidencing economic and certain other rights attributable to the limited partnership interests in the Partnership are being requested by CA Victory Inc., the sole general partner (the "General Partner") of the Partnership, to provide their consent to the sale (the "Sale") to Wasatch Acquisitions LLC, a Utah limited liability company, or its designee (the "Buyer"), of the Partnership's principal asset, the mortgage revenue bond issued by the City of Fresno, California, in the original principal amount of $15,515,000 (the "Bond"), and secured by a first deed of trust encumbering the Camelot Lakes Apartments (the "Property") located in the City of Fresno, County of Fresno, California, for a gross cash purchase price of $11.6 million.

     Only BAC Holders of record at the close of business on                ,
1999, shall be entitled to notice of the Consent Solicitation and to consent or not consent by so directing CA Victory Assignor Corp., a Delaware corporation (the "Assignor Limited Partner"). BAC Holders will not be entitled to dissenters' rights of appraisal under Delaware law or the Partnership Agreement in connection with the Sale. The consent of the holders of a majority of outstanding BACs is required to direct the Assignor Limited Partner to approve the Sale.

     Information regarding the Sale and related matters is contained in the enclosed Consent Solicitation Statement and the annex thereto, which are incorporated by reference herein and form a part of this notice.

     Please complete, sign and date the enclosed consent form and return it promptly in the enclosed postage-paid envelope. It is important that your consent form be received.

                                          By order of the General Partner,

                                          CA VICTORY INC.
                                          General Partner

                                          /s/ DAPHNE ARONSON
                                          --------------------------------------
                                          Daphne Aronson
                                          President

New York, New York
            , 1999

                   CONSENT SOLICITATION BY VICTORY TAX EXEMPT
                     REALTY INCOME FUND LIMITED PARTNERSHIP

THE CONSENT SOLICITATION WILL EXPIRE AT 12:00 NOON, NEW YORK CITY TIME, ON [INSERT DATE THAT IS 25 DAYS AFTER MAILING] UNLESS EXTENDED IN THE SOLE DISCRETION OF THE GENERAL PARTNER (SUCH DATE, AS THE SAME MAY BE SO EXTENDED, BEING REFERRED TO AS THE "EXPIRATION DATE"). CONSENTS MAY BE REVOKED AT ANY TIME PRIOR TO THE DATE ON WHICH THE GENERAL PARTNER HAS RECEIVED THE REQUISITE NUMBER OF CONSENTS FROM BAC HOLDERS, WHICH DATE MAY BE PRIOR TO THE EXPIRATION DATE BUT UNDER NO CIRCUMSTANCES SHALL BE PRIOR TO [INSERT DATE THAT IS 20 DAYS AFTER MAILING]. BECAUSE NO MEETING WILL BE HELD, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     This Consent Solicitation Statement (the "Statement") and the accompanying Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and form of consent (the "Consent") are being mailed to record holders of the certificates (each such certificate, a "BAC" and each such holder of a BAC, a "BAC Holder") evidencing economic and certain other rights attributable to the limited partnership interests in Victory Tax Exempt Realty Income Fund Limited Partnership, a Delaware limited partnership (the "Partnership"), formerly known as Olympic Tax Exempt Realty Income Fund Limited Partnership, in connection with the solicitation by CA Victory Inc., the sole general partner (the "General Partner") of the Partnership, of the consent of BAC Holders to a proposed Sale described below.

     The Consent directs CA Victory Assignor Corp., a Delaware corporation (the "Assignor Limited Partner"), to approve a proposed sale (the "Sale") to Wasatch Acquisitions LLC, a Utah limited liability company or its designee (the "Buyer"), of the Partnership's principal asset, a mortgage revenue bond issued by the City of Fresno, California in the original principal amount of $15,515,000 (the "Bond"), and secured by a first deed of trust encumbering the Camelot Lakes Apartments (the "Property"), located in the City of Fresno, County of Fresno, California, for a gross cash purchase price of $11.6 million pursuant to a Bond Purchase Agreement (the "Bond Purchase Agreement"), dated February 5, 1999 (the "Effective Date"), between the Buyer and the Partnership.

     As the Bond is the Partnership's principal asset, the Partnership's Agreement of Limited Partnership (the "Partnership Agreement") provides that ninety (90) days following the Sale, and after the distribution of the proceeds thereof in accordance with the Partnership Agreement, the Partnership is to be dissolved. Subsequent to such dissolution, the Partnership's affairs are to be wound up and the Partnership will be liquidated (the "Liquidation" and, together with the Sale, the "Transaction"). The General Partner intends to make distributions in connection with the Liquidation solely to BAC Holders. See "THE TRANSACTION -- The Liquidation of the Partnership." Such distributions will be made only after (i) satisfaction or discharge of all debts, liabilities and obligations of the Partnership, (ii) payment of other expenses of the Sale and of the dissolution and Liquidation and (iii) the establishment of such reserve as the General Partner deems necessary for liabilities of the Partnership that are ascertained but as yet unpaid, estimated or contingent (whether known or unknown), which reserve will be determined only after the completion of the Sale (the "Reserve"). The General Partner estimates that proceeds available for liquidating distributions to BAC Holders from the proceeds generated by the Sale and funds held in previously-established reserves will be approximately $11.75 million to $12.0 million in the aggregate, or $5.49 to $5.61 per BAC, assuming that the Sale is completed on or prior to May 31, 1999. See "THE
TRANSACTION -- The Liquidation of the Partnership." The General Partner anticipates that any liquidating distributions will be paid within 90 days of completion of the Sale. The actual amount of net proceeds to be derived from the Sale will not be known until after the consummation of the Sale, and no assurance may be given that either the obligations of the Partnership or the Reserve will not exceed current expectations or that the amount of liquidating distributions will be equal to the estimates specified herein.

     Enclosed with this Statement is a Notice of the Consent Solicitation, together with a consent form for your signature. Failure to return a properly executed and dated consent form will have the same effect as a non-consent to the Sale. If no instructions are indicated on a properly executed consent form, the BACs represented by such consent form will be counted by the Assignor Limited Partner as consenting to the Sale.

     This Statement is accompanied by the Partnership's latest Annual Report on Form 10-K and a form of consent, each of which is first being mailed to BAC
Holders on or about             , 1999.

               THE DATE OF THIS STATEMENT IS             , 1999.

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
SUMMARY.....................................................       1
THE CONSENT SOLICITATION....................................       4
  General...................................................       4
  Record Date and Outstanding BACs; Voting Rights...........       4
  Consents Required.........................................       4
  Voting; Revocation of Consents and Expiration of Consent
     Solicitation...........................................       4
  Solicitation of Consents..................................       4
THE PROPERTY................................................       4
THE TRANSACTION.............................................       6
  Overview..................................................       6
  Background of the Sale....................................       6
  Recommendation of the General Partner; Reasons for the
     Sale...................................................       7
  The Liquidation of the Partnership........................       8
  Certain Federal Income Tax Consequences...................       8
  Accounting Treatment......................................       9
  Absence of Dissenters' Rights of Appraisal................       9
  Regulatory Matters........................................       9
THE BOND PURCHASE AGREEMENT.................................      10
  The Sale of the Bond......................................      10
  Termination; Default......................................      10
  Representations and Warranties............................      10
  Conditions to Closing.....................................      10
  Accrued Interest..........................................      11
  Assignment................................................      11
SELECTED HISTORICAL FINANCIAL DATA OF THE PARTNERSHIP.......      12
UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION.........      13
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.............      16
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............      16
CONSENT FORM
ANNEX A -- Bond Purchase Agreement
ANNEX B -- Annual Report on Form 10-K for the fiscal year
  ended December 31, 1998

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Statement and is presented herein solely to furnish limited introductory information regarding the Sale. This summary is not intended to be complete and is qualified in its entirety by the more detailed information contained in this Statement and the annexes hereto, to which reference is made for a complete statement of the matters discussed below. BAC Holders are urged to read this Statement, including the annexes hereto, in its entirety and to consider it with care.

     This Statement contains forward-looking statements. Discussions containing such forward-looking statements may be found in the material set forth under "Summary," "The Transaction" and "Unaudited Pro Forma Condensed Financial Information," as well as within this Statement generally. In addition, when used in this Statement, the words "believes," "anticipates," "expects," and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially from those described in the forward-looking statements as a result of the factors set forth in this Statement generally. The Partnership further cautions BAC Holders that the discussion of these factors may not be exhaustive. The Partnership undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

THE CONSENT SOLICITATION

     The purpose of this Statement is to solicit the consent of a majority-in-interest of the BAC Holders to the Sale. Only BAC Holders of record
at the close of business on             , 1999 (the "Record Date") shall be
entitled to notice of, and to direct the consent of the Assignor Limited Partner to the Sale. As of the Record Date, there were approximately 1,032 BAC Holders of record with 2,140,000 BACs issued and outstanding. Each BAC Holder shall be entitled to direct the Assignor Limited Partner to deliver one Consent per BAC held of record by such BAC Holder. In order for the Sale to be approved, BAC Holders representing a majority-in-interest of the outstanding BACs must direct the Assignor Limited Partner to approve the Sale. All properly executed Consents that are not revoked will be counted in accordance with the instructions contained therein. If a BAC Holder executes and returns a Consent and does not specify otherwise, the BACs represented by such Consent will be treated by the Assignor Limited Partner as consenting to the Sale. The consent solicitation will expire at 12:00 noon, New York City time, on [INSERT DATE THAT IS 25 DAYS AFTER MAILING] unless extended in the sole discretion of the General Partner. Consents may be revoked at any time prior to the date on which the General Partner has received the requisite number of Consents from BAC Holders, which date may be prior to the Expiration Date but under no circumstances shall be prior to [INSERT DATE THAT IS 20 DAYS AFTER MAILING].

THE PARTNERSHIP

     The Partnership was formed in January 1988. The General Partner of the Partnership (formerly named Shearson/Victory Inc.) is an affiliate of Lehman Brothers Inc., formerly named Shearson Lehman Brothers Inc. The Partnership was formed to acquire tax-exempt mortgage revenue bonds issued by one or more states or local governments or their agencies or authorities, the proceeds of which are used to make participating first mortgage loans on multifamily residential rental developments and to make, in limited circumstances, taxable working capital loans to owners of such developments.

     The Partnership's principal asset is the Bond, which is secured by the Property. The Property is currently owned by ConCam Associates, LP ("ConCam") and managed by ConAm Management Corporation ("ConAm"), an affiliate of ConCam.

     The principal executive offices of the Partnership are located at 3 World Financial Center, 29th Floor, New York, New York 10285 and its telephone number is (212) 526-3183.

THE PROPERTY

     Since the Property secures the Bond on a non-recourse basis, the Property represents the sole means of repayment of the Bond and, as a result, the value of the Bond is dependent on the value of the Property.

     The Property is an existing 476-unit apartment development which was constructed in two phases on approximately 29.68 acres of land located at 937 North Peach Avenue in the City of Fresno, California. The Property consists of 476 garden style apartments, 714 parking spaces including approximately 160 garages, 316 carports and 238 open spaces, a site irrigation system that includes seven lakes, two swimming pools, a club house, a leasing office and a weight room, two tennis courts and two playgrounds. Individual units contain central air-conditioning, refrigerator, range, oven, microwave, dishwasher, disposal, washer/dryer hookup, wall-to-wall carpeting, patio or balcony, cable T.V. hook-up and a fireplace in the three bedroom units.

THE TRANSACTION

  Overview

     On behalf of the Partnership, the General Partner has entered into the Bond Purchase Agreement to sell the Bond, which is secured by the Property, to the Buyer for a gross cash purchase price of $11.6 million. See "THE BOND PURCHASE AGREEMENT." Concurrently therewith and conditional thereupon, ConCam will sell the Property to the Buyer for a purchase price in cash of One Dollar ($1.00) pursuant to the Property Purchase Agreement dated February 5, 1999 (the "Property Purchase Agreement") between ConCam and the Buyer. Pursuant to an amendment to the Standstill Agreement (defined herein), ConCam will cease making payments to the Partnership and will use the cash flow generated by the Property from January 1, 1999 until the date of the Sale to pay ConCam's expenses incurred in connection with the Property's operation as well as ConCam's expenses in connection with the sale of the Property to the Buyer. In the event that the cash flow generated by the Property for such period together with any Property-level reserves is insufficient to cover such expenses, the Partnership will reimburse ConCam for the difference. Additionally, the Partnership will apply a portion of the proceeds from the Sale to pay an incentive management fee of $232,000 to ConAm. Furthermore, upon closing of the Sale, ConCam will be released from any further obligation to the Partnership to repay the working capital loan and the capital improvements loan which were made in connection with the Forbearance Agreement (defined herein) and, if requested by the Buyer, the Partnership will assign these loans (and all related instruments evidencing or securing the same) to the Buyer.

     After payment of costs associated with the Sale, the making of closing adjustments and the satisfaction of or reservation for all other obligations of the Partnership, the General Partner intends to effect the Liquidation and make liquidating distributions to BAC Holders. See "THE TRANSACTION -- The Liquidation of the Partnership."

THE LIQUIDATION OF THE PARTNERSHIP

     The Partnership Agreement provides that ninety (90) days following the disposition of all or substantially all of the assets of the Partnership, as is contemplated by the Sale, the Partnership shall be dissolved and thereafter its business affairs wound-up.

     Upon such dissolution and after (i) satisfaction or discharge of all the debts, liabilities and obligations of the Partnership, (ii) payment of other expenses of the Sale and of the dissolution and the Liquidation and (iii) the establishment of the Reserve, distributions in Liquidation shall be made to BAC Holders. The General Partner estimates that amounts available for liquidating distributions to BAC Holders from the proceeds generated by the Sale and funds held in previously-established reserves will be approximately $11.75 million to $12.0 million in the aggregate, or $5.49 to $5.61 per BAC, assuming that the Sale is completed on or prior to May 31, 1999. The General Partner anticipates that liquidating distributions will be paid within 90 days of the completion of the Sale. The actual amount of net proceeds to be derived from the Sale will not be known until after the Sale is consummated, and no assurance may be given that either the obligations of the Partnership or the Reserve will not exceed current expectations or that the amount of liquidating distributions will be equal to the estimates specified herein. See "THE TRANSACTION -- The Liquidation of the Partnership."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The Sale will result in the Partnership recognizing a loss for Federal income tax purposes, which loss will generally constitute a capital loss. Based upon the description of the Sale contained in this Statement and assuming the Sale is consummated on or before May 31, 1999, the BAC Holders should be allocated a long-term capital loss on the Sale for Federal income tax purposes of approximately $3.81 per BAC. There are limitations on the deductibility of capital losses by both individual and corporate taxpayers.

     A BAC Holder will recognize capital gain on the Liquidation to the extent the cash distributed to such holder exceeds a BAC Holder's adjusted tax basis in his BAC (after taking into account his allocable share of the Partnership's loss on the Sale). A BAC Holder with an adjusted tax basis in its BAC that exceeds the cash received in the Liquidation will recognize a capital loss (after taking into account his allocable share of the Partnership's loss on the Sale). A BAC Holder's capital gain or loss on the Liquidation will be long-term or short-term depending on the BAC Holder's holding period.

     THE ESTIMATED LOSS ON THE SALE PROVIDED HEREIN IS BASED UPON A NUMBER OF ASSUMPTIONS. IN ADDITION, THE ESTIMATE IS BASED ON UNAUDITED INFORMATION REGARDING THE PARTNERSHIP'S RESULTS OF OPERATIONS AND FINANCIAL CONDITION AS OF DECEMBER 31, 1998, AND PROJECTIONS OF SUCH RESULTS OF OPERATION AND FINANCIAL CONDITION THROUGH THE ANTICIPATED CLOSING OF THE SALE, WHICH MAY NOT BE COMPLETE IN A NUMBER OF MATERIAL RESPECTS. THUS, THE ACTUAL LOSS ALLOCATED TO ANY BAC HOLDER CANNOT BE DETERMINED WITH CERTAINTY. RULINGS AND OPINIONS HAVE NOT AND WILL NOT BE REQUESTED FROM THE INTERNAL REVENUE SERVICE OR PROVIDED BY COUNSEL TO THE PARTNERSHIP WITH RESPECT TO THE MATTERS DISCUSSED HEREIN. CONSEQUENTLY, BAC HOLDERS ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE SALE AND THE LIQUIDATION IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. SEE "THE TRANSACTION -- CERTAIN FEDERAL INCOME TAX CONSEQUENCES."

                            THE CONSENT SOLICITATION

GENERAL

     The purpose of this Statement is to solicit Consents to the Sale, as described herein.

RECORD DATE AND OUTSTANDING BACS; VOTING RIGHTS

     Only BAC Holders of record at the close of business on the Record Date shall be entitled to notice of and to direct the consent of the Assignor Limited Partner. As of the Record Date, there were approximately 1,032 BAC Holders of record and 2,140,000 BACs issued and outstanding. Each BAC Holder shall be entitled to direct the Assignor Limited Partner to deliver one Consent (or non-Consent) per BAC owned by such BAC Holder. Neither the General Partner nor any of its affiliates are permitted to direct the vote of any BACs, but any individual officer, director or stockholder of the General Partner or its affiliates who holds any BACs in an individual capacity shall be entitled to direct the vote of the BACs held in such individual capacity.

CONSENTS REQUIRED

     In order for the Sale to be approved, BAC Holders representing a majority-in-interest of the outstanding BACs must direct the Assignor Limited Partner to approve the Sale.

VOTING; REVOCATION OF CONSENTS AND EXPIRATION OF CONSENT SOLICITATION

     All properly executed Consents that are not revoked will be counted in accordance with the instructions contained therein. If a BAC Holder executes and returns a Consent and does not specify otherwise, the BACs represented by such Consent will be counted by the Assignor Limited Partner as consenting to the Sale. THE CONSENT SOLICITATION WILL EXPIRE AT 12:00 NOON, NEW YORK CITY TIME, ON [INSERT DATE THAT IS 25 DAYS AFTER MAILING] UNLESS EXTENDED IN THE SOLE DISCRETION OF THE GENERAL PARTNER. CONSENTS MAY BE REVOKED AT ANY TIME PRIOR TO THE DATE ON WHICH THE GENERAL PARTNER HAS RECEIVED THE REQUISITE NUMBER OF CONSENTS FROM BAC HOLDERS, WHICH DATE MAY BE PRIOR TO THE EXPIRATION DATE BUT UNDER NO CIRCUMSTANCES SHALL BE PRIOR TO [INSERT DATE THAT IS 20 DAYS AFTER MAILING].

SOLICITATION OF CONSENTS

     Consents are being solicited hereby by the General Partner. The Partnership will bear the cost of the solicitation of Consents from the BAC Holders. In addition to solicitation by mail, directors, officers, employees and agents of the General Partner may solicit consents from BAC Holders in person, by telephone or facsimile, or by other means of communication. Such directors, officers, employees and agents will not be additionally compensated for such solicitation but may be reimbursed for the reasonable out-of-pocket expenses incurred in connection therewith. The Partnership will make arrangements with custodians, nominees and fiduciaries for forwarding of solicitation materials to the beneficial owners of BACs held of record by such persons, and the Partnership will reimburse such custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection therewith.

     The Partnership has retained MacKenzie Partners, Inc. ("MacKenzie") to assist in the solicitation of consents, for which MacKenzie will receive reasonable and customary compensation, which is not anticipated to exceed $12,000, plus out-of-pocket expenses.

                                  THE PROPERTY

     Since the Property secures the Bond on a non-recourse basis, the Property represents the sole means of repayment of the Bond and, as a result, the value of the Bond is dependent upon the value of the Property.

     Camelot Lakes Apartments is an existing 476-unit apartment development which was constructed in two phases on approximately 29.68 acres of land located at 937 North Peach Avenue in the City of Fresno,

California. Construction of Phase I of the Camelot Lakes Complex, containing 248 units, was completed in June 1986. Construction of Phase II, containing 228 units, was completed in October 1987.

     The Property consists of 476 garden style apartments contained in 64 buildings, approximately 43 of which are two-story, with the remainder being one-story or a combination of one and two-story; a total of approximately 714 parking spaces including approximately 160 garages, 316 carports and 238 open spaces; a site irrigation system that includes seven lakes; two swimming pools; a club house, leasing office and weight room; two tennis courts and two playgrounds. Building construction exterior is tan vertical wood siding with asphalt shingled roofs. Each apartment entrance is located off of a landscaped courtyard.

     Individual units contain central air-conditioning, refrigerator, range, oven, microwave, dishwasher, disposal, washer/dryer hookup, wall-to-wall carpeting, patio or balcony, cable T.V. hook-up and a fireplace in the three bedroom units. All utility charges for each dwelling unit are paid by the tenant.

     The number and type of units, as well as the current asking monthly rents are as follows:

----------------------------------------------------------
                                          MONTHLY
NO. OF                       SIZE          RENTS
UNITS       UNIT TYPE      (SQ. FT.)   (MARKET RATE)
----------------------------------------------------------
 92          1 Bedroom/1 Bath      620        $375.00
----------------------------------------------------------
136          2 Bedroom/1 Bath      743        $385.00
----------------------------------------------------------
208          2 Bedroom/2 Bath      889        $425.00
----------------------------------------------------------
 40          3 Bedroom/2 Bath    1,058        $600.00
----------------------------------------------------------
476
----------------------------------------------------------

     The Property is located in the City of Fresno, Fresno County, California, in the San Joaquin Valley. The Property is located in the eastern section of Fresno, approximately one mile south of the Fresno Air Terminal and three miles northeast of the City's central business district.

     During calendar year 1998, the Camelot Lakes Complex had an average physical occupancy level of approximately 94% and an average economic occupancy (taking into account delinquencies and rent concessions) of approximately 86%. As of January 31, 1999, the Property was approximately 92% physically occupied and approximately 83% economically occupied.

                                THE TRANSACTION

OVERVIEW

     On behalf of the Partnership, the General Partner has entered into an agreement to sell the Bond, which is secured by the Property, to the Buyer for $11.6 million in cash. See "THE BOND PURCHASE AGREEMENT." The principal executive offices of the Buyer are located at 399 North Main Street, Suite 200, Logan, Utah 84321 and its telephone number is (435) 755-2024. The Buyer is principally engaged in the business of purchasing, restructuring and managing apartment units and office buildings.

     Concurrently with consummation of the Sale and conditional thereupon, ConCam will sell the Property to the Buyer for a purchase price in cash of One Dollar ($1.00) pursuant to a separate agreement. Pursuant to an amendment to the Standstill Agreement (defined herein), ConCam will cease making payments to the Partnership and will use the cash flow generated by the Property from January 1, 1999 until the date of the Sale to pay ConCam's expenses incurred in connection with the Property's operation as well as ConCam's expenses in connection with the sale of the Property to the Buyer. In the event that the cash flow generated by the Property for such period together with any Property-level reserves is insufficient to cover such expenses, the Partnership will reimburse ConCam for the difference. Additionally, the Partnership will apply a portion of the proceeds from the Sale to pay an incentive management fee of $232,000 to ConAm.

     After payment of costs associated with the Sale, the making of closing adjustments and the satisfaction of or reservation for all other obligations of the Partnership, the General Partner intends to effect the Liquidation and make liquidating distributions to BAC Holders. The General Partner expects to make liquidating distributions to BAC Holders of approximately $11.75 million to $12.0 million in the aggregate, or $5.49 to $5.61 per BAC. See "THE
TRANSACTION -- The Liquidation of the Partnership."

BACKGROUND OF THE SALE

     Operating difficulties at the Property have resulted in past defaults by the Property owner on payments due to the Partnership and have led to the decline of the Partnership's operating income. On February 1, 1994, the Partnership reached a restructuring agreement with the original owner of the Property, whereby the ownership of the Property was transferred to ConCam and property management was transferred to ConAm, an affiliate of ConCam. ConCam also assumed the owner's obligations under the loan documents related to the Bond on a nonrecourse basis. Pursuant to the restructuring, the Partnership entered into a forbearance agreement (the "Forbearance Agreement") with ConCam whereby the Partnership, for a limited period, agreed to forbear from exercising certain remedies against ConCam and the Property, provided certain conditions (including certain minimum debt service requirements) were met.

     In February 1996, ConCam indicated that the Property's operations could not support debt service payments on the Bond at the then-applicable minimum interest rate payment of 7.0%, which rate had been increased from 6.5% pursuant to the Forbearance Agreement. On May 8, 1996, the Partnership executed a standstill agreement (the "Standstill Agreement") to generally allow a continuance of the terms of the Forbearance Agreement, provided that in lieu of the minimum interest rate payment, ConCam pay as debt service all available cash flow generated by the Property. The Partnership and ConCam have on three subsequent occasions extended the Standstill Agreement. Pursuant to an amendment to the Standstill Agreement, ConCam will cease making payments to the Partnership and will use the cash flow generated by the Property from January 1, 1999 until the date of the Sale to pay ConCam's expenses incurred in connection with the Property's operation as well as ConCam's expenses in connection with the sale of the Property to the Buyer. Furthermore, upon closing of the Sale, ConCam will be released from any further obligation to the Partnership to repay the working capital loan and the capital improvements loan which were made in connection with the Forbearance Agreement and, if requested by the Buyer, the Partnership will assign these loans (and all related instruments evidencing or securing the same) to the Buyer.

     The General Partner believes that occupancy at the Property stabilized in 1998 (occupancy being approximately 92% as of January 31, 1999), resulting in an increased value of the Property and, accordingly, an advantageous time to sell the Property and the Bond. Accordingly, in connection with the extension of the

Standstill Agreement in 1998, and in light of the past operating history of the Property, the General Partner authorized ConCam to pursue a sale of the Property. The proposed Sale is a result of these efforts.

RECOMMENDATION OF THE GENERAL PARTNER; REASONS FOR THE SALE

     The General Partner has determined that the Sale represents the best course of action for, and that the Sale is in the best interests of, the Partnership and BAC Holders. Accordingly, the General Partner has approved the Sale and recommends that the BAC Holders return the enclosed Consent and direct the Assignor Limited Partner to consent to the Sale.

     In the course of reaching its decision to approve the Sale, the General Partner considered the following factors with regard to the Sale:

  Factors Favoring the Sale

     (i) the fact that, while the General Partner believes that the Property's occupancy has stabilized, the General Partner does not expect any meaningful improvement in the future and, given the Property's market position and age, the Property is anticipated to need significant capital improvements, repairs and cosmetic enhancements in order to remain competitive in the rental market, the costs of which could result in a decrease in cash flow available to the Partnership or a decline in occupancy in the absence of the Sale;

     (ii) the fact that if the Sale is not consummated, the Partnership and ConCam will not be able to extend the terms of the Standstill Agreement further, but will be required to restructure the terms of the Bond and the security documents related thereto, at significant expense to the Partnership;

     (iii) certain terms and conditions of the Bond Purchase Agreement and the Property Purchase Agreement, including the fact that the Buyer's obligation to close is not subject to any financing or due diligence condition and that the Buyer has made a $500,000 earnest money deposit;

     (iv) the fact that a buyer of both the Bond and the Property (such as is the case with the Sale) would be willing to pay a premium for the tax-exempt financing rates which the Bond financing affords the Property; and

     (v) the fact that the Loan Agreement, dated as of April 15, 1989 among the Partnership, the original owner of the Property and the City of Fresno (the "Loan Agreement"), requires a mandatory tender and remarketing of the Bond on April 28, 1999, and if the Sale is not consummated and such date is extended by the Partnership and the City of Fresno, a sale of the Property within six months thereafter will be prohibited unless the Bond is reissued and the Property will become subject to more stringent low income housing restrictions for an extended period.

  Factors Not Favoring the Sale

     (i) the fact that the Sale of the Bond will result in less than a full recovery of the original principal amount of the Bond;

     (ii) the possibility that the Fresno rental market could become more desirable in the future;

     (iii) the fact that the Property was not widely marketed and an extended competitive bidding process for the Property was not undertaken; rather, offers were solicited from a limited number of qualified buyers with experience in the Fresno rental property market and tax exempt bond financings; and

     (iv) the fact that the interest income of the Partnership is currently free from Federal income taxes, which would generally no longer be the case upon the Sale.

     The General Partner concluded, based on the foregoing, that the positive factors outweighed the negative factors as set forth above. The foregoing discussion of the factors considered by the General Partner is not intended to be exhaustive. The General Partner did not find it practical to, and did not, quantify or otherwise attempt to assign relative weights to the foregoing factors or determine that any factor was of particular importance. Rather, the General Partner views its position as being based on the totality of the information presented to and considered by it.

THE LIQUIDATION OF THE PARTNERSHIP

     The Partnership Agreement provides that ninety (90) days following the disposition of all or substantially all of the assets of the Partnership, as is contemplated by the Sale, the Partnership shall be dissolved and thereafter its business affairs wound-up. The Partnership Agreement requires that upon any dissolution of the Partnership, before any liquidating distribution may be made, the Partnership must satisfy, or set aside for payment of, all debts, liabilities and obligations of the Partnership including expenses of the Sale. In order to facilitate the prompt distribution of assets in Liquidation to the BAC Holders, the Partnership intends to establish the Reserve. The Reserve will be determined only after completion of the Sale and will be utilized for liabilities of the Partnership that are ascertained but as yet unpaid, estimated and contingent (whether known or unknown). The General Partner does not believe that the amount of the Reserve to be established will significantly exceed the amount of the foregoing liabilities and any anticipated additional costs of administering the Partnership. However, it is possible that the amount of the Reserve may be greater or less than the ultimate amount of such liabilities and costs. To the extent that, in the opinion of the General Partner, the cost of distributing any residual from the Reserve would exceed the value of such residual, the General Partner intends to retain indefinitely any such residual.

     The full amount available for distribution will be distributed to the BAC Holders in proportion to the number of BACs held by each BAC Holder. The General Partner estimates that amounts available for distribution to BAC Holders will be approximately $11.75 million to $12.0 million in the aggregate, or $5.49 to $5.61 per BAC, assuming that the Sale is completed on or prior to May 31, 1999. The estimates are based upon the factors set forth herein. THERE CAN BE NO ASSURANCES AS TO THE ACTUAL AMOUNTS DISTRIBUTED OR AS TO THE AMOUNTS SET FORTH HEREIN. ACTUAL AMOUNTS MAY DIFFER MATERIALLY FROM THOSE SET FORTH HEREIN.

     The General Partner anticipates that liquidating distributions will be paid within 90 days of completion of the Sale. The actual amount of net proceeds to be derived from the Sale will not be known until after the consummation of the Sale, and no assurance may be given that either the obligations of the Partnership or the Reserve will not exceed current expectations or that the amount of liquidating distributions will be equal to the estimates specified herein.

     Following the Liquidation, the Partnership will file a certificate of cancellation with the Secretary of State of the State of Delaware in accordance with Section 17-203 of the Delaware Revised Uniform Limited Partnership Act. After the filing of the certificate of cancellation, the Partnership will no longer be authorized to undertake partnership actions.

     Various laws for the protection of creditors may apply to the Liquidation. In this regard, it should be noted that if a court were to find that the Partnership failed to place a sufficient amount of funds in the Reserve, or that the liquidating distribution to BAC Holders rendered the Partnership insolvent, the liquidating distributions to BAC Holders could be deemed to be "fraudulent conveyances" or impermissible dividends or distributions under applicable law, and therefore may be subject to claims of certain creditors of the Partnership, if such creditors have not been paid by the Partnership. In the event that such a claim is asserted after the Liquidation, there is a risk that persons who were BAC Holders on the distribution record date will be ordered by a court to submit to the Partnership's creditors all or a portion of the liquidating distributions they received from the Partnership in Liquidation.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The material Federal income tax issues associated with the BAC Holders' investment in the Partnership have generally been addressed in the Partnership's Offering Prospectus, dated May 26, l988, in connection with the initial public offering of the Partnership (the "IPO"). The following is a summary of the material Federal income tax consequences of the Sale and the Liquidation to individual BAC Holders, but is not intended as personal tax advice. This summary is based on the Federal income tax law currently in effect, which is subject to change, possibly with retroactive effect. Except to the limited extent described below, this summary does not discuss all aspects of Federal income taxation which may be important to particular BAC

Holders in light of their individual investment circumstances, including certain types of holders subject to special tax rules (e.g., corporations, financial institutions, broker-dealers, insurance companies, tax-exempt organizations and foreign taxpayers) and BAC Holders who acquired their BACs subsequent to the IPO. In addition, this summary does not address state, local, foreign or alternative minimum tax consequences. This summary assumes that all interest received or accrued by the Partnership on the Bond is excludible from gross income for Federal income tax purposes. No rulings have been or will be requested from the Internal Revenue Service (the "Service"), and no opinions have been or will be provided by counsel to the Partnership, with respect to any of the matters discussed herein. Moreover, because the treatment of the tax issues relating to certain aspects of the Sale is unclear under current law, there can be no assurance that the Service would not take positions contrary to those described below and that a court would not sustain the Service's position, in which case a BAC Holder may realize different tax consequences. BAC HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE SPECIFIC FEDERAL, STATE, LOCAL, FOREIGN, ALTERNATIVE MINIMUM AND OTHER TAX CONSEQUENCES OF THE SALE.

     Estimated Loss On Sale. The Sale, if consummated, will constitute a taxable event and will result in the Partnership recognizing a loss for Federal income tax purposes, substantially all of which will be a long-term capital loss. Based upon the description of the Sale contained in this Statement and assuming the Sale is consummated on or before May 31, 1999, the BAC Holders should be allocated a long-term capital loss on the Sale of approximately $3.81 per BAC.

     Distributions and Liquidation. Cash will generally be distributed in the Liquidation 100% to the BAC Holders. A BAC Holder will recognize gain on the Liquidation to the extent the cash distributed to such holder exceeds a BAC Holder's adjusted tax basis in his BAC (after taking into account his allocable share of the Partnership's loss on the Sale). A BAC Holder with an adjusted tax basis in its BAC that exceeds the cash received in the Liquidation will recognize a capital loss (after taking into account his allocable share of the Partnership's loss on the Sale). A BAC Holder's capital gain or loss on the Liquidation will be long-term or short-term depending on the BAC Holder's holding period. A BAC Holder should generally be prohibited from recognizing a loss on the Liquidation for Federal income tax purposes until the Partnership is fully and finally dissolved and any remaining amount in the Reserve is distributed.

     Limitations on Use of Capital Losses. For individuals, capital losses may generally be used to offset all capital gains plus ordinary income of up to $3,000 per year, with any unused capital losses being carried forward until such capital losses are exhausted. Corporations may generally use capital losses only to offset capital gains and may carry back capital losses three years and forward five years.

     THE ESTIMATES OF LOSS PROVIDED HEREIN ARE HYPOTHETICAL AMOUNTS BASED UPON A NUMBER OF ASSUMPTIONS WHICH MAY NOT BE CORRECT FOR ANY GIVEN BAC HOLDER, ARE PRELIMINARY, AND ARE FOR ILLUSTRATIVE PURPOSES ONLY. IN ADDITION, THESE ESTIMATES ARE BASED ON UNAUDITED INFORMATION REGARDING THE PARTNERSHIP'S RESULTS OF OPERATIONS AND FINANCIAL CONDITION AS OF DECEMBER 31, 1998, AND PROJECTIONS OF SUCH RESULTS OF OPERATION AND FINANCIAL CONDITION THROUGH THE ANTICIPATED CLOSING OF THE SALE, WHICH MAY NOT BE COMPLETE IN A NUMBER OF MATERIAL RESPECTS. THUS, THE ACTUAL LOSS (OR GAIN) RECOGNIZED BY ANY BAC HOLDER CANNOT BE DETERMINED WITH CERTAINTY, IS LIKELY TO VARY MATERIALLY FOR ANY SPECIFIC BAC HOLDER, PARTICULARLY A BAC HOLDER WHO ACQUIRED ITS BACS SUBSEQUENT TO THE IPO, AND MAY BE SIGNIFICANTLY GREATER OR LESS THAN THAT DESCRIBED HEREIN. CONSEQUENTLY, BAC HOLDERS ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE SALE IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION.

ACCOUNTING TREATMENT

     The proposed Sale is expected to result in a gain by the Partnership for financial reporting purposes.

ABSENCE OF DISSENTERS' RIGHTS OF APPRAISAL

     BAC Holders are not entitled to dissenters' rights of appraisal under the Delaware Revised Uniform Partnership Act or the Partnership Agreement in connection with the Sale.

REGULATORY MATTERS

     Other than the Municipal Approval (defined herein), the Partnership is not aware of any federal or state regulatory approvals that would be required in connection with the Sale.

                          THE BOND PURCHASE AGREEMENT

     The following is a summary of material provisions of the Bond Purchase Agreement, a copy of which is attached hereto as Annex A and incorporated herein by reference. This summary is qualified in its entirety by reference to the Bond Purchase Agreement, and BAC Holders should read that agreement carefully in its entirety. Capitalized terms used but not defined in this Statement shall have the meanings set forth in the Bond Purchase Agreement, and are used herein with the same meanings.

THE SALE OF THE BOND

     The Bond Purchase Agreement provides that the Partnership will sell, transfer and assign the Bond to the Buyer in exchange for a gross purchase price of $11.6 million in cash. On the Effective Date, the Buyer delivered $500,000 to the Title Company as a deposit (the "Deposit") against the purchase price. The closing date of the Sale (the "Closing Date") will be the tenth day following the date on which the Partnership certifies in writing to the Buyer that the Partnership has obtained the written consent of a majority-in-interest of the BAC Holders to the transactions contemplated by the Bond Purchase Agreement. The closing of the Sale (the "Closing") must occur on or before May 31, 1999.

TERMINATION; DEFAULT

     Provided that the Buyer is not in default under the Bond Purchase Agreement, the Buyer may terminate the Bond Purchase Agreement only because of
(i) the occurrence after the Effective Date of a material default under the Bond documents (other than a failure to remarket the Bond on April 28, 1999), (ii) the failure of the Property Purchase Agreement to close due to no fault, act or omission of the Buyer or any of its affiliates or agents or (iii) the failure of the Partnership to deliver to the Buyer by May 31, 1999 written evidence of the consent of the Assignor Limited Partner to the transactions contemplated by the Bond Purchase Agreement. In such instance, the Deposit shall be promptly refunded to the Buyer. In the event that the Closing fails to occur due to a default of the Partnership in performing its obligations under the Bond Purchase Agreement, the Buyer will have the right to specifically enforce or terminate the Bond Purchase Agreement, in which latter event the Deposit will promptly be refunded to the Buyer.

     If the Closing fails to occur for any reason (including a failure to obtain the consent of the City of Fresno, California to the Sale (the "Municipal Approval")), other than due to: (i) a default of the Partnership, (ii) a failure to obtain the consent of the Assignor Limited Partner (as directed by the BAC Holders) or (iii) a failure of ConCam to close under the Property Purchase Agreement which is not due to the act or omission of the Buyer or its agents or affiliates, then the Partnership may terminate the Bond Purchase Agreement and retain the Deposit as liquidated damages and will not be entitled to any other damages in connection therewith.

REPRESENTATIONS AND WARRANTIES

     Each of the Partnership and the Buyer is making customary representations and warranties regarding its organization and authority to execute and deliver all documents required to be executed and delivered and the enforceability thereof (including, in the case of the Partnership, the enforceability of the Bond Purchase Agreement upon the consent of the Assignor Limited Partner). In addition, the Partnership is making certain additional customary representations and warranties regarding the absence of violations of law or legal proceedings, the solvency of the Partnership, the Partnership's ownership of the Property and the status of any lien affecting the Property. The Buyer is also making the additional representation and warranty that it will, with the reasonable cooperation of the Partnership, obtain the Municipal Approval. The representations and warranties made by the Partnership shall terminate at the Closing.

CONDITIONS TO CLOSING

     In addition to customary conditions precedent to the Closing, the Partnership must secure the consent of the Assignor Limited Partner (as directed by the BAC Holders). The Closing is further conditioned upon the prior or concurrent consummation of all of the transactions contemplated by the Property Purchase Agreement (except for any failure due to the acts or omissions of the Buyer or any of its agents or affiliates).

ACCRUED INTEREST

     The Bond will be sold as of the Closing Date, but the Buyer is not obligated to pay to the Partnership any interest that has theretofore accrued under the Bond. The Partnership is entitled to all Net Cash Flow (as defined in the operative Bond documents) generated by the Property and attributable to the period prior to the Closing Date subject to the terms of an amendment to the Standstill Agreement whereby the Partnership is obligated to (a) reimburse ConCam for any closing and reasonable property operating expenses of ConCam in connection with the sale of the Property in excess of ConCam's available cash and (b) pay an incentive management fee of $232,000 to ConAm.

ASSIGNMENT

     Without the prior consent of the Partnership, the Buyer may assign its rights and obligations under the Bond Purchase Agreement only once and only to an entity controlled by the Buyer or to an entity as to which Dell Loy Hansen acts as the general partner, managing member or majority shareholder. The Buyer may not otherwise assign such rights or obligations without the prior consent of the Partnership, which consent may not be unreasonably withheld.

             SELECTED HISTORICAL FINANCIAL DATA OF THE PARTNERSHIP

     The following table sets forth certain historical financial information of the Partnership for each of the five years ended December 31, 1994 through 1998. The historical financial information of the Partnership for the years ended December 31, 1998 and 1997 as set forth below has been derived from the audited financial statements of the Partnership included in the Annual Report on Form 10-K annexed to this Statement. The historical financial information of the Partnership for the years ended December 31, 1996, 1995 and 1994 as set forth below has been derived from the audited financial statements of the Partnership not included in the Annual Report on Form 10-K attached to this Statement.

     The following table should be read in conjunction with the Partnership's Annual Report on Form 10-K as of December 31, 1998 and 1997, and for each of the years in the three year period ended December 31, 1998, all of which are attached to this Statement. For additional information, see Unaudited Pro Forma Condensed Financial Information included elsewhere in this Statement.

                             1998           1997           1996           1995           1994
                          -----------    -----------    -----------    -----------    -----------
Total Revenues..........  $   713,166    $   440,246    $   646,191    $    71,044    $   406,502
Net Income (Loss).......      482,048     (2,692,230)       514,121        (30,145)       211,582
Net Income (Loss) per
  BAC(1)................          .23          (1.25)           .24           (.01)           .10
Total Assets as of
  December 31...........   10,918,467     10,422,735     13,493,316     14,044,167     15,168,426
Total Cash distributions
  declared per BAC(1)...           --           .111           .449           .500           .500

---------------
(1) 2,140,000 BACs outstanding.

              UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

     The following Unaudited Pro Forma Condensed Balance Sheet as of December 31, 1998 and the Unaudited Pro Forma Statement of Changes in Net Assets Available for Liquidation as of the same date are presented as if the Partnership's Bond is sold for $11.6 million and the Partnership is liquidated on December 31, 1998. This unaudited pro forma condensed financial data should be read in conjunction with the audited financial statements for the fiscal year ended December 31, 1998 included in the Annual Report on Form 10-K attached to this Statement.

           VICTORY TAX EXEMPT REALTY INCOME FUND LIMITED PARTNERSHIP
                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                               DECEMBER 31, 1998

                                    HISTORICAL(1)          PRO FORMA          PRO FORMA         PRO FORMA
                                  BALANCE SHEET AT        ADJUSTMENTS        LIQUIDATION    BALANCE SHEET AT
                                  DECEMBER 31, 1998    TO EFFECT THE SALE    ADJUSTMENTS    DECEMBER 31, 1998
                                  -----------------    ------------------    -----------    -----------------
ASSETS
Investment in mortgage revenue
  bond, working capital loan,
  and capital improvements loan
  (Note 2)......................    $   9,826,236         $(9,826,236)(2)            --        $        --
Cash and cash equivalents.......        1,078,440          11,123,000(2)        (86,700)(3)     12,192,211
                                                                                 77,471(3)              --
Mortgage acquisition fees, net
  of accumulated amortization of
  $414,209......................           13,791             (13,791)(2)            --                 --
                                    -------------         -----------         ---------        -----------
     Total Assets...............    $  10,918,467         $ 1,282,973         $  (9,229)       $12,192,211
                                    =============         ===========         =========        ===========

LIABILITIES AND PARTNERS'
  CAPITAL (DEFICIT)
Liabilities:
  Accounts payable and accrued
     expenses...................    $      68,700                  --           263,209(4)     $   263,209
                                                                                (68,700)(3)
  Due to affiliates.............           18,000                  --           (18,000)(3)             --
                                    -------------         -----------         ---------        -----------
     Total Liabilities..........           86,700                  --           176,509            263,209
                                    -------------         -----------         ---------        -----------
Partners' Capital (Deficit):
  General Partner...............          (87,669)             12,830(2)         (2,632)(4)             --
                                                                                 77,471(3)
BAC Holders (2,140,000 BACS
  outstanding)..................       10,919,436           1,270,143(2)       (260,577)(4)     11,929,002
                                    -------------         -----------         ---------        -----------
     Total Partners' Capital....       10,831,767           1,282,973          (185,738)        11,929,002
                                    -------------         -----------         ---------        -----------
     Total Liabilities and
       Partners' Capital........    $  10,918,467           1,282,973         $  (9,229)       $12,192,211
                                    =============         ===========         =========        ===========

 See accompanying Notes to Unaudited Pro Forma Condensed Financial Information.

        UNAUDITED PRO FORMA CONDENSED STATEMENT OF CHANGES IN NET ASSETS
                           AVAILABLE FOR LIQUIDATION
                               DECEMBER 31, 1998

Gross Sales Price...........................................    $11,600,000 (2)
Less Estimated Sales Costs..................................       (477,000)(2)
                                                                -----------
Estimated Net Sales Proceeds................................     11,123,000 (2)
                                                                -----------
Cash Available at December 31, 1998.........................      1,078,440 (1)
Reserves for unanticipated costs related to liquidation.....       (263,209)(4)
General Partner deficit restoration.........................         77,471 (3)
Liquidation of Balance Sheet Accounts.......................        (86,700)(3)
                                                                -----------
Allocation of Cash Available from Operations................        806,002 (5)
                                                                -----------
Total Distributions.........................................    $11,929,002 (6)
                                                                ===========

     See accompanying Notes to Unaudited Pro Forma Condensed Financial Information.

         NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION.

(1) The pro forma balance sheet was prepared by taking the historical December 31, 1998 balance sheet reflected in the Partnership's December 31, 1998 10-K and making adjustments for the Proposed Sale and estimated Partnership liquidation costs as if these transactions were as of the balance sheet date.

(2) To record the sale of the mortgage revenue bond reflecting the removal of the working capital loan, and capital improvements loan, the receipt of net proceeds and the allocation of the gain to the General Partner and BAC Holders as follows:

Gross Sales Price...........................................    $11,600,000
Incentive Management Fee....................................       (232,000)
Estimated selling costs.....................................       (245,000)
                                                                -----------
     Estimated Net Sales Proceeds...........................     11,123,000
Investment in mortgage revenue bond and other loans plus
  mortgage acquisition fees, net............................      9,840,027
                                                                -----------
     Gain on Sale...........................................    $ 1,282,973
                                                                ===========
Allocated as follows:.......................................    $    12,830
  General Partner...........................................      1,270,143
                                                                -----------
  BAC Holders...............................................    $ 1,282,973
                                                                ===========

(3) The net adjustment represents payments of the December 31, 1998 liabilities and receipt of the General Partner's deficit restoration payment.

(4) The amount represents reserves for expenses related to the dissolution and liquidation of the Partnership that the General Partner reasonably deems necessary. These costs include legal, transfer agent fees, other professional fees, reimbursed costs and miscellaneous expenses.

(5) After the payment of all the debts, liabilities and obligations of the Partnership and the expenses of dissolution and liquidation and the setting up of any reserves for contingencies that the General Partner reasonably deems necessary, liquidating distributions shall be made to the BAC Holders.

(6) Pursuant to the terms of the Partnership Agreement, proceeds arising from a sale or other disposition of the mortgaged property or the repayment of the Bond will be distributed as follows:

    (a) to repay all debts and obligations of the Partnership and to increase the working capital reserve as the General Partner deems necessary;

    (b) to each BAC Holder equal to the unpaid portion of any Preferred Cash Flow Return up to the amount of income allocated to each BAC Holder;

    (c) to the General Partner and to each BAC Holder up to the amount of their Adjusted Capital Contributions, as defined; and

    (d) to the General Partner and to each BAC Holder, in accordance with their respective capital accounts.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     To the knowledge of the General Partner, as of the Record Date, there were approximately 1,032 BAC Holders of record with 2,140,000 BACs issued and outstanding, and no officer or director of the General Partner owned any BACs. To the knowledge of the General Partner, no person or group owns more than 5% of the outstanding BACs.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by the Partnership pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference into this Statement.

     1.  Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

     All documents and reports filed by the Partnership pursuant to Sections 13(a) or 15(d) of the Exchange Act subsequent to the date of this Statement shall be deemed to be incorporated by reference in this Statement and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Statement.

     This Statement incorporates documents by reference which are not presented herein or delivered herewith. A copy of any or all documents incorporated by reference herein (other than exhibits thereto which are not specifically incorporated by reference herein) will be provided without charge to each person to whom this Statement is delivered upon oral or written request within one business day of receipt of such request to MacKenzie Partners, Inc., 156 Fifth Avenue, New York, NY 10010. In order to ensure timely delivery of the documents,
any such request should be made not later than             , 1999.

                                                                         ANNEX A

                            BOND PURCHASE AGREEMENT

     THIS BOND PURCHASE AGREEMENT (this "Agreement") is executed as of February 5, 1999 (the "Effective Date") by and between WASATCH ACQUISITIONS LLC, a Utah limited liability company, and its permitted assigns hereunder (the "Purchaser"), and VICTORY TAX EXEMPT REALTY INCOME FUND LIMITED PARTNERSHIP, a Delaware limited partnership (the "Seller").

                             W I T N E S S E T H :

     WHEREAS, the Seller is the owner and holder of those tax-exempt multifamily housing revenue bonds issued by The City of Fresno, California (the "Issuer") known as the Issuer's $15,515,000 Multifamily Housing Revenue Bond (Camelot Lakes Apartment Project) Series 1989 (the "Bonds") under an Indenture of Trust and Lender Loan Agreement (the "Indenture") dated as of April 15, 1989 among the Issuer, the Seller and First Interstate Bank of California, as trustee (the "Trustee"), to finance that apartment project known as Camelot Lakes Apartments (the "Project") currently owned by Concam Associates, L.P., a California limited partnership ("Concam"), all as designated on Exhibit A attached hereto; and

     WHEREAS, contemporaneously with the execution of this Agreement, the Purchaser and Concam have entered into an Agreement for Purchase and Sale and Joint Escrow Instructions for the purchase of the Project (the "Project Agreement"); and

     WHEREAS, the Seller has agreed to sell, transfer and assign the Bonds to the Purchaser, and the Purchaser has agreed to purchase and assume the Bonds from Seller, all on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     SECTION 1. AGREEMENT OF PURCHASE AND SALE. The Seller hereby agrees to sell, transfer and assign to the Purchaser, and the Purchaser hereby agrees to purchase from the Seller, all of the Bonds (but not less than all of the Bonds) on the terms and conditions set forth herein.

     SECTION 2. PURCHASE PRICE. The purchase price for the Bonds shall be $11,600,000 (the "Purchase Price"), which shall be payable in immediately available funds at the Closing (hereinafter defined).

     SECTION 3. DEPOSIT. As of the Effective Date, the Purchaser will deliver to LandAmerica Title Company (the "Title Company"), 3636 North Central Avenue, Suite 350, Phoenix, Arizona 85012, Attention: John Johnson, the sum of $500,000 as a deposit (the "Deposit") against the Purchase Price. The Deposit shall be non-refundable except as provided in Section 11 below.

     SECTION 4. CLOSING DATE. The consummation of the purchase and sale of the Bonds contemplated hereunder (the "Closing") shall occur on a business day contemporaneously with the closing of the transaction covered by the Project Agreement and shall be on the date which is ten days following the date on which the Seller has certified in writing to the Purchaser that the Seller has obtained the written consent of a majority in interest of the Seller's limited partners to the transactions contemplated by this Agreement (the "Consent of the Seller's Limited Partners") (the actual date upon which the Closing occurs being herein referred to as the "Closing Date"), in the offices of the Title Company in Phoenix, Arizona. The closing shall occur on or before April 30, 1999; provided, however, the final date for closing shall be extended to the extent the United States Securities and Exchange Commission reviews and approves or otherwise delays the Seller's proxy for the written consent of the Seller's limited partners, but in no event later than May 31, 1999.

     SECTION 5.  DUE DILIGENCE.

          (a) PROJECT MATERIALS. As of the Effective Date, the Seller has delivered to the Purchaser and the Purchaser hereby acknowledges receipt and approval of the following items (the "Project Materials"):

             (i) Copies of all documents in Seller's possession with respect to the Bonds, including, without limitation, the Indenture (including any and all amendments and supplements thereto); that Loan Agreement dated as of April 15, 1989 among the Issuer, Camelot Lakes Associates, a California Limited Partnership (the "Prior Owner"), and the Seller, as amended; the Regulatory Agreement entered into as of April 15, 1989 among the Issuer, the Trustee, the Prior Owner and the Seller (the "Regulatory Agreement") (including any and all amendments thereto) imposing restrictions on the Project in order to insure compliance with requirements under the Internal Revenue Code of 1954, as amended, or the Internal Revenue Code of 1986, as amended, that must be satisfied for interest payable on any Bonds to be excluded from the gross income of the holder of such Bonds which is subject to payment of federal income taxation; any mortgage, deed of trust, security agreement or other agreement creating a lien or encumbrance on any real or personal property for the direct or indirect benefit of the holders from time to time of the Bonds (including any and all amendments thereto and any and all forbearance or standstill agreements with respect thereto); any reimbursement, intercreditor or remarketing agreements; any other agreements, instruments, certificates or opinions received by the Seller in connection with its ownership of the Bonds, which are currently in the possession of the Seller, including, but not limited to, any of the documents, instruments or agreements included in this definition of Bond Documents to which the Seller is a party or signatory, or executed and delivered in connection with any Bonds, as such agreements, instruments, certificates or opinions may be amended or supplemented from time to time in accordance with the terms thereof (together, the "Bond Documents");

             (ii) Copies of all notices, correspondence, memoranda or other materials relating to the Bonds issued by or received by the Seller since the date of the original issuance of any Bonds and which are currently in the possession of the Seller;

             (iii) A photocopy of the current Bond certificate authenticated by the Trustee, registered in the name of the Seller, as sole registered owner; and

             (iv) a written accounting of all interest on the Bonds which is accrued and unpaid as of the date of this Agreement.

          (b) RETURN OF PROJECT MATERIALS AND OTHER MATERIALS. Upon termination of this Agreement without the Closing, the Purchaser agrees to return to the Seller all of the Project Materials and any other information delivered to the Purchaser by the Seller or the Trustee during the term of this Agreement.

     SECTION 6.  REPRESENTATIONS AND WARRANTIES.

          (a) SELLER'S REPRESENTATIONS AND WARRANTIES. The Seller hereby represents and warrants to the Purchaser as follows:

             (i) The Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware with adequate power and authority to execute and deliver this Agreement and carry out the terms and provisions hereof, subject only to the Consent of the Seller's Limited Partners.

             (ii) Upon Consent of the Seller's Limited Partners, this Agreement will be the valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, receivership, fraudulent conveyance, moratorium or other similar laws and by general principles of equity.

             (iii) Subject to the Consent of Seller's Limited Partners, the execution and delivery of this Agreement and all related documents by the Seller, and the performance of its obligations hereunder and thereunder by the Seller, do not conflict with any provision of any law or regulation to which the

        Seller is subject or conflict with or result in a breach of or constitute a default by the Seller under any of the terms, conditions or provisions of any agreement or instrument to which the Seller is a party or by which the Seller is bound or any order or degree applicable to the Seller or result in the creation or imposition of any lien on any of the Seller's respective assets or property; and except for the Consent of Seller's Limited Partners, the Seller has obtained all consents, approvals, authorizations or orders of any court or governmental agency or body, if any, required for the execution, delivery and performance by the Seller of this Agreement, except for the consents of any court or public or governmental body required for the execution of this Agreement and the transfer of the Bonds and the Consent of the Seller's Limited Partners.

             (iv) To Seller's actual knowledge, there are no judgments, orders or decrees of any kind against the Seller or any legal action, suit or other legal or administrative proceeding pending, threatened or reasonably anticipated which could be likely filed before any court or administrative agency which has, or is likely to have, any material adverse effect on the ability of the Seller to sell the Bonds and consummate the transactions contemplated by this Agreement.

             (v) The Seller has not filed any petition seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law relating to bankruptcy or insolvency, nor has any such petition been filed against the Seller. No general assignment of the Seller's property has been made for the benefit of creditors, and no receiver, master, liquidator or trustee has been appointed for the Seller or any of its property. The Seller is not insolvent, and the consummation of the transactions contemplated by this Agreement shall not render the Seller insolvent.

             (vi) The Seller is the legal, equitable and beneficial owner and holder of the Bonds in the principal amount of $15,515,000. The Seller is the holder or beneficiary of all rights, titles, interests, liens and encumbrances created or existing for the benefit of the holder of the Bonds under each of the Bond Documents. The Seller has not previously assigned any such rights, titles, interests, liens or encumbrances, or its interest in any of the Bond Documents, and, on the Closing Date, the Seller's interest in all such rights, titles, interests, liens or encumbrances, and in the Bond Documents, as assigned to the Purchaser under or as contemplated in this Agreement, will be free of any right, title or valid claim of any third party except as set forth in the Bond Documents.

             (vii) To the Seller's actual knowledge, the Bond Documents provided by the Seller to the Purchaser constitute true, complete and correct copies of all documents executed in connection with the Bonds. The Seller is not aware of amendments, modifications, terminations, subordinations or supplements of or to the Bond Documents, other than as the Seller will provide to the Purchaser in writing with the delivery of the Bond Documents. The Seller has not released, canceled or acknowledged as satisfied any lien or encumbrance purported to be created by any of the Bond Documents or any indebtedness or obligation purported to be created, actually or contingently, by any of the Bond Documents.

             (viii) The Seller has not received any written notice of any governmental, judicial or other action or claim by any person which is pending or threatened against the Issuer or the Trustee with respect to the Bonds or with respect to or affecting any of the Bond Documents.

             (ix) The Seller has not received any written notice of default from the Trustee or any other party with respect to the Bonds or Bond Documents.

             (x) Each of the representations and warranties contained herein and its various subparagraphs are intended for the benefit of the Purchaser and may be waived, in whole or in part, by the Purchaser, but only by an instrument in writing signed by the Purchaser. The representations and warranties of the Seller set forth herein shall terminate at the Closing.

             (xi) From and after the Effective Date, and until the earlier to occur of the termination of this Agreement or the Closing, the Seller will not actively market the Bonds for sale to third parties.

          (b) PURCHASER'S COVENANTS, REPRESENTATIONS AND WARRANTIES. The Purchaser hereby covenants, represents and warrants to the Seller as follows:

             (i) Each entity comprising the Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Utah with adequate power and authority to execute and deliver this Agreement and carry out the terms and provisions hereof.

             (ii) This Agreement is the valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, receivership, fraudulent conveyance, moratorium or other similar laws and by general principles of equity.

             (iii) The execution and delivery of this Agreement and all related documents by the Purchaser, and the performance of its obligations hereunder and thereunder by the Purchaser, do not conflict with any provision of any law or regulation to which the Purchaser is subject or conflict with or result in a breach of or constitute a default by the Purchaser under any of the terms, conditions or provisions of any agreement or instrument to which the Purchaser is a party or by which the Purchaser is bound or any order or degree applicable to the Purchaser or result in the creation or imposition of any lien on any of the Purchaser's respective assets or property; and the Purchaser has obtained all consents, approvals, authorizations or orders of any court or governmental agency or body, if any, required for the execution, delivery and performance by the Purchaser of this Agreement.

             (iv) The Purchaser will, with the reasonable cooperation of the Seller, obtain, at the Purchaser's expense, the consent of the City of Fresno, California to the transactions contemplated by this Agreement and the Project Agreement (the "Municipal Approval").

             (v) There are no judgments, orders or decrees of any kind against the Purchaser or any legal action, suit or other legal or administrative proceeding pending, threatened or reasonably anticipated which could be likely filed before any court or administrative agency which has, or is likely to have, any material adverse effect on the ability of the Purchaser to purchase the Bonds and consummate the transactions contemplated by this Agreement.

             (vi) The Purchaser has not filed any petition seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law relating to bankruptcy or insolvency, nor has any such petition been filed against the Purchaser. No general assignment of the Purchaser's property has been made for the benefit of creditors, and no receiver, master, liquidator or trustee has been appointed for the Purchaser or any of its property. The Purchaser is not insolvent, and the consummation of the transactions contemplated by this Agreement shall not render the Purchaser insolvent.

     SECTION 7. CLOSING. At the Closing, which shall take place on the Closing Date, the parties shall deliver the following items:

          (a) SELLER. The Seller shall deliver the Title Company for transfer to the Purchaser the following:

             (i) the certificated and authenticated Bonds, free and clear of all liens, security interests or other encumbrances (with the transfer and assignment form attached to the Bonds) executed in blank by the Seller;

             (ii) one or more assignments of all of the Seller's rights and interests under all Bond Documents, in form and substance consistent herewith and reasonably satisfactory to the Seller and Purchaser;

             (iii) payment of all transfer taxes required in connection with the transfer of the Bonds;

             (iv) such additional instruments of transfer or other documents as are reasonably requested by the Purchaser or Title Company to effectuate the transactions contemplated by this Agreement; and

             (v) a written accounting of all interest accrued and unpaid on the Bonds to the date of Closing.

          b. PURCHASER. The Purchaser shall deliver to the Title Company for transfer to the Seller (or to the Seller's designee) the Purchase Price in immediately available funds, the executed Municipal Approval and the investment letter required under the Bond Documents. The Purchaser shall also execute and deliver such other documents as may be reasonably required by the Seller or the Title Company and a certificate of the Purchaser designating those persons authorized to execute and deliver all necessary documents at Closing.

     SECTION 8. CONDITIONS TO CLOSING. The obligations of the Purchaser and the Seller hereunder shall be subject to the following conditions precedent or concurrent:

          (a) CLOSING UNDER THE PROJECT AGREEMENT. The consummation of all of the transactions contemplated by the Project Agreement and all documents, instruments and agreements contemplated thereby shall have occurred on or before the Closing Date, as herein defined (except for any failure due to the acts or omissions of the Purchaser or any of its agents or affiliates.

          (b) DELIVERY OF THE BONDS. The Seller shall have delivered the Bonds and the Purchaser shall have delivered the Purchase Price, as set forth in
     Section 7 hereof.

          (c) LIMITED PARTNERS CONSENT. The Seller shall have secured the Consent of Seller's Limited Partners.

     SECTION 9. ACCRUED INTEREST. The Bonds will be sold as of the Closing Date and the Purchaser shall pay no accrued interest to the Seller. Seller shall be entitled to all Net Cash Flow (as defined in the Bond Documents) attributable to the period prior to the Closing Date.

     SECTION 10. NOTICES. Any notice, demand or request that may be permitted, required or desired to be given in connection herewith shall be in writing and directed to the Seller and the Purchaser by (a) personal delivery, (b) Federal Express, Airborne or similar reputable overnight express delivery service, (c) registered or certified United States mail, return receipt requested, postage prepaid, in each instance addressed to the appropriate addresses set forth below, or (d) telecopy to the telecopy number set forth below. If any notice or other communication is effected by personal delivery, by telecopy or by an overnight express delivery service, the date and hour of actual delivery shall fix the time of notice. Absent a postal strike or other stoppage of the mails, as to any notice given by registered or certified United States mail, the date three days following the date on which the sealed enveloped containing the notice is deposited in the United States mail, properly addressed and with postage prepaid, shall fix the time of notice. Each party shall have the right to change its address, for purposes of notice, by giving notice to the other party hereto as provided above.

If to the Seller, to:

        Victory Tax Exempt Realty Income Fund Limited Partnership
        c/o Lehman Brothers, Inc.
        29th Floor
        3 World Trade Center
        New York, NY 10285
        Attention: Doreen Odell

with a copy to:

        Mintz Levin Cohn Ferris Glovsky and Popeo, P.C.
        One Financial Center
        Boston, MA 02111
        Attention: Charles E. Carey, Esq.

If to the Purchaser, to:

        c/o Wasatch Property Management Co.
        Suite 200
        399 North Main Street
        Logan, UT 84321
        Attention: Tony Johnson

     SECTION 11.  TERMINATION; DEFAULT.

          (a) Provided that Purchaser is not in default hereunder, the Purchaser may terminate this Agreement only because of (i) the occurrence after the Effective Date of a material default under the Bond Documents, other than a failure to remarket the Bonds on the Initial Remarketing Date, (ii) the failure of the Project Agreement to close due to no fault, act or omission of Purchaser or any of its agents or affiliates or (iii) the failure of the Seller to furnish to the Purchaser by May 31, 1999, written evidence of the Consent of Seller's Limited Partners, in any of which events the Deposit shall be promptly refunded to the Purchaser.

          (b) In the event that the Closing does not occur because of the default by the Seller in performing its obligations hereunder (except for the termination or the failure of the Project Agreement to close simultaneously with the Closing of this Agreement) and the Purchaser has performed its obligations hereunder and under the Project Agreement, the Purchaser shall have the right either to seek specific performance of the Seller's obligations hereunder or to terminate this Agreement, in which latter event the Deposit shall promptly be refunded to the Purchaser.

          (c) If Closing fails to occur for any reason (including without limitation, a failure to obtain the Municipal Approval) other than due to:
     (i) a default of the Seller; (ii) a failure to obtain the Consent of Seller's Limited Partners; or (iii) a failure of Concam to close under the Project Agreement which is not due to the act or omission of the Purchaser or its agents or affiliates, the Seller may terminate this Agreement and retain the Deposit as liquidated damages, the parties agreeing that the Seller's actual damages would be difficult to calculate or ascertain and that such amount reflects a reasonable estimate of such damages, and the Seller agrees that it shall not be entitled to any other damages under or in connection with this Agreement.

          (d) The failure of the closing under the Project Agreement and this Agreement to occur simultaneously (other than due to the failure of the Seller or any third party to perform any of its respective obligations under any such agreements) will result in the release of the Seller from all of the Seller's obligations under the terms of this Agreement.

     SECTION 12. PAYMENT OF EXPENSES. The Purchaser shall be responsible for the expenses and out-of-pocket costs that it incurs in connection with its inspection of the Bonds, including all legal fees and costs and such fees as are imposed by the Issuer and the Trustee. Each party shall be responsible for its own legal costs incurred in connection with the negotiation and consummation of this Agreement. If either party hereto employs an attorney to enforce or defend its rights hereunder, the prevailing party shall be entitled to recover its reasonable attorneys' fees. Seller and Purchaser shall pay equal shares of the fees and expenses of the Title Company.

     SECTION 13. GOVERNING LAW. The internal laws of the State of California shall govern the validity, construction, enforcement and interpretation of this Agreement.

     SECTION 14. ATTORNEYS' FEES. In the event either party hereto is required to employ an attorney because any litigation arises out of this Agreement between the parties hereto, the nonprevailing party shall pay the prevailing party all reasonable fees and expenses incurred in connection with such transaction.

     SECTION 15. ENTIRETY AND AMENDMENTS. This Agreement embodies the entire agreement between the parties with respect to the acquisition of the Bonds and supersedes all prior agreements and understandings, if any, relating to the acquisition of the Bonds and may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

     SECTION 16. PARTIES BOUND. This Agreement is binding upon and inures to the benefit of the Seller and the Purchaser and their respective successors and permitted assigns.

     SECTION 17. FURTHER ACTS. In addition to the acts and deeds recited in this Agreement and contemplated to be performed, executed and/or delivered by the Seller or the Purchaser, the Seller and the Purchaser agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered at the Closing or after the Closing any and all further acts, deeds and assurances as are reasonably necessary to consummate the transactions contemplated hereby, but not inconsistent with the terms of this Agreement.

     SECTION 18. MULTIPLE COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties to this Agreement may execute this Agreement by signing any of the counterparts.

     SECTION 19. TIME. Time is of the essence in all things pertaining to the performance of this Agreement.

     SECTION 20. SECTION HEADINGS. The section headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several sections hereof.

     SECTION 21. NO THIRD PARTY BENEFICIARY. This Agreement is solely for the benefit of the Seller and the Purchaser, and there shall be no implied third-party beneficiaries unless this Agreement has been assigned in accordance with the provisions hereof.

     SECTION 22. BROKERS. The Seller and the Purchaser each represent that they have not dealt with any broker, finder or other party entitled to a commission or other compensation or which was instrumental or had any role in bringing about the sale of the Bonds. Should any claim be made for a commission, finder's fee or other compensation arising out of the actions or agreements of the Seller or the Purchaser, each party will hold the other free and harmless from any and all claims, liabilities, losses, damages, costs or expenses as a result of a breach of the foregoing representation by such breaching party, including, without limitation, reasonable attorneys' fees and expenses in connection therewith.

     SECTION 23. COVENANT OF FURTHER ASSURANCES. The Seller hereby covenants to cooperate and render reasonable assistance to the Buyer in obtaining Municipal Approval in order to effect the transactions contemplated by this Agreement. Third party costs incurred by the Seller at the request of the Buyer in rendering such assistance shall be reimbursed by the Buyer.

     SECTION 24. ASSIGNMENT. All rights and obligations of the Purchaser under this Agreement shall be freely assignable by the Purchaser one time to an entity controlled by Wasatch Acquisitions LLC or which Dell Loy Hansen acts as the general partner, managing member or majority shareholder, without the prior consent of the Seller, and shall otherwise be assignable with the prior consent of the Seller, which consent shall not be unreasonably withheld.

     SECTION 25. EFFECTIVE DATE. The effective date of this Agreement shall be February 5, 1999.

     EXECUTED as of the Effective Date.

                                          SELLER:

                                          VICTORY TAX EXEMPT REALTY INCOME
                                          FUND LIMITED PARTNERSHIP

                                          By CA Victory Inc., Its General
                                          Partner

                                          By /s/ DOREEN D. ODELL

                                            ------------------------------------
                                          Name Doreen D. Odell

                                              ----------------------------------
                                          Title President

                                             -----------------------------------

                                          PURCHASER:

                                          WASATCH ACQUISITIONS, LLC

                                          By: Wasatch Property Management Inc,
                                          Manager

                                          By /s/ TONY R. JOHNSON

                                            ------------------------------------
                                          Name Tony R. Johnson

                                              ----------------------------------
                                          Title Vice President

                                             -----------------------------------

FULLY EXECUTED COPY
AND DEPOSIT RECEIVED
February 12, 1999

LANDAMERICA FINANCIAL GROUP, INC.

By /s/ MARY L. GARCIA

   --------------------------------------------------------
Name Mary L. Garcia

      -------------------------------------------------------
Title National Title Officer

     --------------------------------------------------------

                                                                         ANNEX B

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 10-K

[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                   For the fiscal year ended December 31, 1998
                                             -----------------

                                       OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                         Commission file number: 0-18333
                                                 -------


            VICTORY TAX EXEMPT REALTY INCOME FUND LIMITED PARTNERSHIP
            ---------------------------------------------------------
              Exact name of registrant as specified in its charter


           Delaware                                               13-3516912
           --------                                               ----------
State or other jurisdiction of                                 I.R.S. Employer
incorporation or organization                                 Identification No.

Attn.:  Andre Anderson
3 World Financial Center, 29th Floor, New York, New York            10285
-------------------------------------------------------            --------
Address of principal executive offices                             Zip code

Registrant's telephone number, including area code:  (212) 526-3183

Securities registered pursuant to Section 12(b) of the Act:  None

Securities registered pursuant to Section 12(g) of the Act:


                     Beneficial Assignee Certificates (BACs)
                     ---------------------------------------
                                 Title of Class

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                 Yes [X] No [ ]

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of the Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [X]

As of December 31, 1998, 2,140,000 beneficial assignee certificates (BACs) had been issued at a subscription price of $10 per BAC. The BACs are not currently being traded in any market and as such, the BACs have neither a market selling price nor an average bid or asked price.

Documents Incorporated by Reference:

Portions of Parts I, II, III and IV are incorporated by reference to the Partnership's Annual Report to BAC Holders for the year ended December 31, 1998, filed as an exhibit under Item 14.

                                     PART I

ITEM 1. BUSINESS

(a)  General Development of Business

Victory Tax Exempt Realty Income Fund Limited Partnership (the "Partnership" or "Registrant") was organized January 15, 1988 under the Delaware Revised Uniform Limited Partnership Act and will continue until December 31, 2018, unless dissolved earlier in accordance with the Agreement of Limited Partnership (the "Partnership Agreement"). The Partnership was formed for the purpose of acquiring tax-exempt mortgage revenue bonds issued by one or more state or local governments or their agencies or authorities, the proceeds of which are used to make participating first mortgage loans on multifamily residential rental developments and to make, in limited circumstances, taxable working capital loans to owners of such developments.

The general partner of the Partnership is CA Victory Inc. (the "General Partner"), formerly Shearson/Victory Inc., a Delaware corporation and an affiliate of Lehman Brothers Inc. ("Lehman"), formerly Shearson Lehman Brothers Inc. (see section entitled "Certain Matters Involving Affiliates" contained in
Item 10. "Directors and Executive Officers of the Registrant"). The assignor limited partner is CA Victory Assignor Corp. (the "Assignor Limited Partner"), formerly Shearson/Victory Assignor Corp. (see section entitled "Certain Matters Involving Affiliates" contained in Item 10. "Directors and Executive Officers of the Registrant"), which is an affiliate of Lehman.

The Assignor Limited Partner has assigned certain of the ownership attributes of its limited partnership interests, including rights to a percentage of the income, gains, losses, deductions and distributions of the Partnership to the BAC Holders on the basis of one unit of limited partnership for one BAC.

The business objectives of the Partnership were:

        (1)     to preserve and protect the Partnership's capital;

        (2) to provide to BAC Holders quarterly cash distributions from payments of base interest on the mortgage revenue bond which has been acquired by the Partnership, that are excludable from gross income for federal income tax purposes, and in certain instances, nontaxable distributions from the Partnership's Interest Reserve Account;

        (3) to provide to BAC Holders additional cash distributions from payments of contingent interest on the mortgage revenue bond that are excludable from gross income for Federal income tax purposes which are derived to the extent allocable from participation in project cash flow and sale or repayment proceeds; and

        (4) to provide additional cash distributions from payments of taxable interest pursuant to working capital loans, which will constitute no more than 10% of the Partnership's invested assets.

On April 28, 1989, the Partnership acquired a mortgage revenue bond (the "Bond") issued by the city of Fresno, California in the original principal amount of $15,515,000. The Bond is secured by a first mortgage loan (the "Loan") on Camelot Lakes Apartments (the "Property") located in Fresno. In conjunction with the investment in the Bond, the Partnership also made a working capital loan on the Property in the amount of $420,000 (the "Working Capital Loan") which was secured by a second deed of trust encumbering the Property. The owner of the Property at the time the Partnership purchased the Bond was Camelot Lakes Associates ("Camelot Lakes"), an unaffiliated California limited partnership. On February 1, 1994, the General Partner finalized a restructuring with Camelot Lakes, which included transferring the Property to a new owner, entering into a Forbearance Agreement with the new owner, amending the second deed of trust, and replacing the original property management company. Pursuant to the restructuring, the current owner and borrower is ConCam Associates, LP ("ConCam" or the "New Borrower"), an unaffiliated California limited partnership, and the current property manager is ConAm Management Corporation ("ConAm"), an affiliate of ConCam. In conjunction with this restructuring, the Partnership also made a capital improvements loan (the "Capital Improvements Loan") of $500,000 during 1994, which was also secured by the second deed of trust encumbering the Property. Additional information regarding the Bond, the Working Capital Loan and the Capital Improvements Loan is incorporated by reference to Note 4 "Mortgage Revenue Bond, Working Capital Loan, and Capital Improvements Loan" of the Notes to the Financial Statements contained in the Partnership's Annual Report to BAC Holders for the year ended December 31, 1998, filed as an exhibit under Item 14.

During 1997, the General Partner and ConCam agreed to pursue a sale of the Property and/or Bond prior to the Loan's scheduled maturity date on April 28, 1999. In February 1999, the Partnership entered into a binding agreement to sell the Bond. A detailed discussion of the proposed sale (the "Sale") is incorporated by reference to Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained herein.

(b)  Employees

The Partnership does not have any employees. Services are performed for the Partnership by affiliates of the General Partner and agents retained by them.

(c)  Competition

The Property is subject to competition in its renting and leasing activity from several similar properties also located within the southeast submarket of Fresno County. Many one and two family houses in the area are also available for rent or purchase and compete with the Property for prospective tenants.

Because the Property offers amenities such as a swimming pool and tennis courts, it demands rents that are at the upper end of the Fresno market. The General Partner believes that the sluggish economy in Fresno and a demographic shift in the region have somewhat shifted demand for housing in Southeastern Fresno to the lower end of the rate structure. This shift, combined with competitive forces and modest growth in demand, has caused limited or virtually no rental rate growth at many area properties, including the Property.


ITEM 2. PROPERTIES

The Partnership does not own any property. The Partnership has, however, invested in the Bond for which an underlying first mortgage on the Property has been assigned to the Partnership as collateral and the Partnership has made the initial Working Capital Loan and the Capital Improvements Loan to the owner. Additional information regarding the Bond, Working Capital Loan, the Capital Improvements Loan and the Property is incorporated by reference to Note 4 "Mortgage Revenue Bond, Working Capital Loan, and Capital Improvements Loan" of the Notes to the Financial Statements contained in the Partnership's Annual Report to BAC Holders for the year ended December 31, 1998, filed as an exhibit under Item 14.


ITEM 3. LEGAL PROCEEDINGS

The Partnership is not the subject of any material legal proceedings.


ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

No matters were submitted to the BAC Holders to be voted on during the fourth quarter of the year for which this report was filed.

In February 1999, the Partnership entered into a binding agreement to sell the Bond (see Item 7). The proposed Sale will require the consent of a majority-in-interest of the BAC Holders to direct the consent of the Assignor Limited Partner to the Sale. Consent of the BAC Holders will be solicited only by means of a consent solicitation, which will be mailed to BAC Holders upon the completion of a customary Securities and Exchange Commission review process. There can be no assurance that the sale will be consummated on the announced terms, if at all.

                                     Part II

ITEM 5. MARKET FOR REGISTRANT'S LIMITED PARTNERSHIP UNITS AND RELATED UNITHOLDER MATTERS

(a)  Market Information.

There is no established public market in which the BACs are currently traded.

(b)  Approximate Number of Security Holders.

As of December 31, 1998, there were 1,032 BAC Holders.

(c)  Dividend History and Restrictions.

Information on the Partnership's cash distributions is incorporated by reference to Item 7., "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained herein, and Note 6 "Distributions Payable" of the Notes to the Financial Statements in the Partnership's Annual Report to BAC Holders for the year ended December 31, 1998, filed as an exhibit under Item 14.

Quarterly cash distributions per $10 BAC are shown below for the years ended December 31, 1998 and 1997.

           (Based on 2,140,000 BACs outstanding)

                     First     Second     Third      Fourth
                   Quarter    Quarter    Quarter    Quarter      Total
           -----------------------------------------------------------
           1997    $0.0740    $0.0370    $0.0000    $0.0000    $0.1110
           1998     0.0000     0.0000     0.0000     0.0000     0.0000
           -----------------------------------------------------------

Cash distributions were suspended beginning with the 1997 third quarter distribution, which would have been paid in November 1997. In light of the decision to sell the Property and/or the Bond, quarterly distributions will not be reinstated. Following the Sale, the General Partner will distribute to the BAC Holders the net proceeds received on the Bond together with the Partnership's remaining cash reserves (after payment of, or provision for, the Partnership's liabilities and expenses), and dissolve the Partnership.


ITEM 6. SELECTED FINANCIAL DATA

Selected Partnership financial data as of and for each of the years ended December 31, 1998, 1997, 1996, 1995 and 1994 are shown below. This data should be read in conjunction with the Partnership's financial statements and the related notes included herein, filed as an exhibit under Item 14.

                                        1998          1997          1996          1995           1994
-----------------------------------------------------------------------------------------------------
Total Revenues                   $   713,166   $   440,246   $   646,191   $    71,044    $   406,502

Net Income (Loss)                    482,048    (2,692,230)      514,121       (30,145)       211,582

Net Income (Loss) per BAC(1)             .23         (1.25)          .24          (.01)           .10

Total Assets as of December 31    10,918,467    10,422,735    13,493,316    14,044,167     15,168,426

Total Cash Distributions
  declared per BAC(1)                   0.00         0.111         0.449         0.500          0.500
-----------------------------------------------------------------------------------------------------

----------

(1) 2,140,000 BACs outstanding.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Liquidity and Capital Resources

The Partnership's operating income is derived from its investment in a mortgage revenue bond (the "Bond") in the original principal amount of $15,515,000 secured by a first mortgage loan (the "Loan") on Camelot Lakes Apartments (the "Property").

Operating difficulties at the Property resulted in Camelot Lakes Associates, an unaffiliated limited partnership (the "Original Borrower"), defaulting on the November 1993 through January 1994 Bond payments. On February 1, 1994, the General Partner reached a restructuring agreement with the Original Borrower, whereby the ownership of the Property was transferred to ConCam Associates, LP ("ConCam"), and property management was transferred to ConAm Management Corporation ("ConAm"), a major property management company and an affiliate of ConCam. In addition to ownership, ConCam assumed the obligations under the Bond and Loan documents on a nonrecourse basis. Pursuant to the restructuring, the Partnership entered into a forbearance agreement (the "Forbearance Agreement") with ConCam pursuant to which the Partnership, for a limited period, agreed to forbear from exercising certain remedies against ConCam and the Property provided certain conditions were met.

Pursuant to the Forbearance Agreement, the minimum interest payment on the Bond increased to 7.0% on February 1, 1996 from the previous rate of 6.5%. In February 1996, ConCam indicated that the Property's operations could not support debt service payments at the increased rate in 1996. On May 8, 1996, as a result of negotiations with ConCam, the Partnership executed a standstill agreement (the "Agreement") to generally allow a continuance of the terms of the Forbearance Agreement provided that in lieu of the minimum pay rate, ConCam pays as debt service all available cash flow generated by the Property. The Agreement remained in effect until the Forbearance Agreement expired on December 31, 1996. At such time, the parties were engaged in good faith negotiations and therefore, the Partnership extended the Agreement with ConCam through December 31, 1997. Effective January 1, 1998, the Partnership executed an extension of the Agreement with ConCam until the earlier to occur of December 31, 1998 or the closing of a sale of the Property. The Agreement was subsequently extended to the earlier to occur of June 30, 1999, or the closing of a sale of the Bond and the Property.

The General Partner's objective is to maximize the recovery of the Partnership's investment. After careful consideration, the General Partner has determined that a sale of the Property and an accelerated repayment of the Bond, or a sale of the Bond in conjunction with a sale of the Property, are the most viable means to achieve this objective. Therefore, the Partnership and ConCam agreed to pursue a sale of the Property and/or the Bond prior to the Loan's scheduled maturity date on April 28, 1999. In February 1999, the Partnership entered into a binding agreement to sell the Bond to Wasatch Acquisitions LLC, a Utah limited liability company, or its designated affiliate, for a gross sale price of $11.6 million (the "Sale"). The proposed Sale is subject to the consent of the City of Fresno, California and of a majority-in-interest of the outstanding BAC Holders evidencing economic and certain other rights attributable to the limited partnership interests in the Partnership and to the satisfaction or waiver of the other customary closing conditions. Approval by the BAC Holders will be solicited only by means of a consent solicitation, which will be mailed to BAC Holders upon the completion of a customary Securities and Exchange Commission review process. There can be no assurance that the Sale will be consummated on the announced terms, if at all. Subject to closing of the Sale, the Partnership has agreed to allow ConCam to cease making "cash-flow" debt payments from January 1, 1999, and instead use the cash flow generated by the Property to pay ConCam's expenses in connection with the operation and sale of the Property to the buyer, which is intended to occur simultaneously with the sale of the Bond.

During 1997, the Partnership wrote down the carrying value of its investment in the mortgage revenue bond, working capital loan, and capital improvements loan to its estimated fair value as determined by management at that time. At December 31, 1998, the carrying value totaled $9,826,236. If the proposed Sale is consummated on the announced terms, it is expected to result in a gain in the amount of approximately $1.2 million.

In anticipation of a potential sale, ConCam has been concentrating its efforts on stabilizing Property operations and positioning the Property in the Fresno market. To this end, the Partnership authorized ConCam in 1997 to utilize a portion of operating cash flow to make certain Property improvements deemed necessary to increase occupancy and ensure that the Property is well-positioned for sale. The level of debt service payments made by ConCam to the Partnership decreased to an average annual pay rate of 3.3% during 1997 as a result of these additional capital expenses at the Property level. However, debt service payments during 1998 were made at an average annual rate of 5.1%. This improvement primarily was due to efforts to stabilize Property operations, as discussed above.

Effective as of December 31, 1998, the Agreement was extended through the earlier of (i) June 30, 1999, (ii) the closing of the sale of the Bond and the Property or (iii) the termination of the Agreement upon default by the borrower.

At December 31, 1998, the Partnership had cash and cash equivalents, which are invested in tax-exempt money market accounts, of $1,078,440, compared with $366,144 at December 31, 1997. The increase primarily is due to an increase in net cash flow from operations due to ConCam making higher minimum interest payments to the Partnership and the discontinuation of quarterly cash distributions.

Due to the Property's operating difficulties, the General Partner reduced the cash distribution paid to the partners commencing in 1993, and subsequently suspended cash distributions beginning with the 1997 third quarter distribution, which would have been paid in November 1997. In light of the decision to sell the Property and/or the Bond, quarterly distributions will not be reinstated. Following a sale of the Bond, the General Partner will distribute to the BAC Holders the net proceeds received on the Bond together with the Partnership's remaining cash reserves (after payment of, or provision for, the Partnership's liabilities and expenses), and dissolve the Partnership. As of December 31, 1998, total cash distributions paid to the Limited Partners since inception have been funded 77% from operating cash flow and 23% from the Partnership's cash reserves. Other than from a sale of the Bond, the sources of the Partnership's future cash flows absent a sale of the Property or the Bond, are expected to be interest earned on cash and cash equivalents.

Year 2000 Initiatives

The Year 2000 compliance issue concerns the ability of computerized information systems to accurately calculate, store or use a date after 1999. This could result in computer system failures or miscalculations causing disruptions of operations. The Year 2000 issue affects almost all companies and organizations.

The Partnership has entered into a binding agreement to sell the Bond, and it is anticipated that the Sale will be completed and the Partnership dissolved prior to December 31, 1999. In the event that the Partnership is not dissolved prior to December 31, 1999, potential Year 2000 issues relate to the outside vendors which provide the Partnership's administrative services, including accounting, tax preparation and transfer agent services. Such services are reliant on computer systems, software products and equipment which are expected to be Year 2000 compliant prior to December 31, 1999. The General Partner continues to discuss Year 2000 compliance with these outside vendors. It is anticipated that the cost of vendor compliance with Year 2000 issues will be borne primarily by these vendors. Although it is not possible at present to estimate the cost of this remediation work based on available information, the General Partner does not expect such costs to have a material adverse impact on the Partnership's business, results of operations or financial condition.

The Partnership may have potential Year 2000 issues related to ConCam's own vendors which provide accounting and property management services to them as well as Year 2000 issues related to property operating systems. Such problems may impair the ability of ConCam to make its debt service payments. Due to the General Partner's intent to dissolve the Partnership before December 31, 1999, no assessment has been made by the General Partner as to potential adverse impact of ConCam's failure to prepare for the Year 2000.

Due to the General Partner's intent to dissolve the Partnership before December 31, 1999, the General Partner currently does not have Year 2000 contingency plans. In the event the Sale is not completed, the General Partner intends to develop and implement contingency plans in 1999. However, there is no certainty such plans would fully mitigate any Year 2000 problems.

Market Risk

The Partnership's principal market risk exposure is interest rate risk. Interest income from the Partnership's cash and cash equivalents is subject to interest rate risk in that such funds consist of short-term, highly liquid investments invested at short-term rates. Since the General Partner expects the Partnership to dissolve in 1999, such risk is not considered to be material to the Partnership's operations.

Results of Operations

1998 versus 1997

The Partnership accounts for its investment in the Bond using the equity method of accounting. Accordingly, the Partnership reports as income its share of the Property's results of operations.

For the year ended December 31, 1998, the Partnership generated net income of $482,048, compared with a net loss of $2,692,230 for the year ended December 31, 1997. The change from net loss to net income is primarily due to the write-down in the amount of $2,892,415 during 1997 of the carrying value of the investment in the mortgage revenue bond, working capital loan, and capital improvements loan to its estimated fair value at December 31, 1997. The improvement is also due to an increase in the Partnership's share of earnings from its investment in the Bond.

The Partnership's share of earnings from investment in the Bond is based on the Property's earnings before debt service, which increased for the year ended December 31, 1998 relative to 1997. The Partnership's equity interest in the Property's earnings in 1998 was $688,788 compared to $426,352 in 1997. The increase is primarily due to higher rental income and the containment of expenses incurred at the Property. Total income at Camelot Lakes Apartments was $2,134,358 for the year ended December 31, 1998, compared to $1,993,837 for the year ended December 31, 1997. The increase primarily is due to an increase in rental income as a result of higher average occupancy at the Property. Total expenses at Camelot Lakes Apartments, net of debt service, depreciation and amortization and impairment loss were $1,200,732 for the year ended December 31, 1998 compared with $1,223,351 for the year ended December 31, 1997.

Other interest totaled $24,378 for the year ended December 31, 1998, compared to $13,894 for the year ended December 31, 1997. The increase primarily is due to higher average cash balances maintained by the Partnership during the 1998 period.

Total expenses for the year ended December 31, 1998 were $231,118 compared to $240,061 in 1997, excluding the $2,892,415 loss on write-down of investment in revenue bond, working capital loan and capital improvements loan, discussed above. The slight decrease primarily reflects lower general and administrative expenses. General and administrative expenses totaled $188,318 in 1998 compared to $197,261 in 1997. The decrease is primarily due to lower management and legal fees, partially offset by higher audit and administrative servicing fees.

Interest received on the mortgage revenue bond was $862,552 for the year ended December 31, 1998, compared with $517,413 for the year ended December 31, 1997. The increase is largely due to higher property cash flow, averaging 5.1% for the 1998 period.

Average occupancy at the Property for the year ended December 31, 1998 was 93.6%, compared with 86.1% for the year ended December 31, 1997. As of December 31, 1998, the Property was 91.7% occupied, compared with 90.9% as of December 31, 1997.

1997 versus 1996

For the year ended December 31, 1997, the Partnership had a net loss of $2,692,230, compared with net income of $514,121 for the year ended December 31, 1996. The change is primarily due to the loss on the Partnership's write-down in 1997 of the investment in mortgage revenue bond, working capital loan, and capital improvements loan of $2,892,415. Excluding the loss on the write-down, the Partnership generated net income of $200,185 for the year ended December 31, 1997, compared with net income of $514,121 for the year ended December 31, 1996. The decrease primarily is due to a decrease in the Partnership's share of earnings from its investment in the Bond, an increase in general and administrative expenses and a slight decrease in other interest.

The Partnership's share of earnings from investment in the Bond is based on the Property's earnings before debt service, which decreased for the year ended December 31, 1997 relative to 1996. The Partnership's equity interest in the Property's earnings for the year ended December 31, 1997 was $426,352, compared to $627,378 for the year ended December 31, 1996. The Partnership's equity interest in the Property's earnings decreased for the 1997 period, primarily due to lower rental income and higher expenses incurred at the Property. Total income at Camelot Lakes Apartments was $1,993,837 for the year ended December 31, 1997, compared to $2,056,281 for the year ended December 31, 1996. The decrease primarily is due to a decrease in rental income as a result of lower average rental rates and increased concessions, as well as a slight decrease in average occupancy at the Property. Total expenses at Camelot Lakes Apartments, net of debt service, were $1,223,351 for the year ended December 31, 1997, compared to $1,111,401 for the year ended December 31, 1996. The increase primarily is due to higher security, advertising and promotion and utilities expenses, higher property taxes, and higher administrative and repairs and maintenance expenses, which were partially offset by lower management fees, insurance and other property expenses.

For the year ended December 31, 1997, other interest was $13,894, compared to $18,813 for the year ended December 31, 1996. The decrease primarily is due to lower cash balances maintained by the Partnership during 1997.

Total Partnership expenses for the year ended December 31, 1997, excluding the loss on write-down of investment in mortgage revenue bond, working capital loan, and capital improvements loan of $2,892,415, were $240,061, compared to $132,070 for the year ended December 31, 1996. The increase is attributable to higher general and administrative expenses for the 1997 period. General and administrative expenses for the year ended December 31, 1997 were $197,261, compared to $89,270 for the year ended December 31, 1996. Effective January 1, 1997, certain expenses incurred by the General Partner, its affiliates, and an unaffiliated third party service provider in servicing the Partnership, which were voluntarily absorbed by affiliates of the General Partner in prior periods, were reimbursable to the General Partner and its affiliates. The change is also due to an increase in other professional fees during 1997.

Interest received on the mortgage revenue bond was $517,413 for the year ended December 31, 1997, compared with $866,258 for the year ended December 31, 1996. The decrease is largely due to ConCam providing for debt service at a lower rate averaging 3.3% for 1997, due to the current operating and market constraints mentioned above.

Average occupancy at the Property for the year ended December 31, 1997 was 86.1%, compared with 86.6% for the year ended December 31, 1996. As of December 31, 1997, the Property was 90.9% occupied, compared with 83.5% as of December 31, 1996.


ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Incorporated by reference to the Partnership's Annual Report to BAC Holders for the year ended December 31, 1998, filed as an exhibit under Item 14.


ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.


                                    PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

The Partnership has no directors, executive officers or employees of its own.

The names, ages and business experience for the directors and executive officers of the General Partner as of the filing date are as follows:

           Name                    Office
           ----                    ------
           Daphne H. Aronson       Director, President & Chief Financial Officer
           Rocco F. Andriola       Director
           Jaime Fuertes           Vice President

DAPHNE H. ARONSON, 35, Vice President, joined Lehman Brothers in February 1996, and has worked with the firm's Expense Management, Legal Department, Purchasing Unit, Diversified Asset Group and Real Estate Department on a variety of matters, including acquisition and disposition of various real estate interests. Ms. Aronson graduated Phi Beta Kappa and received a B.A. in Music magna cum laude from New York University in 1986. She received a J.D. and an LL.M. in Taxation from New York University School of Law in 1989 and 1992, respectively. Prior to joining Lehman Brothers, Ms. Aronson practiced real estate law from 1994 to 1996 at Thatcher Proffitt & Wood in New York, working on originations of securitized loans.

ROCCO F. ANDRIOLA, 40, is a Managing Director of Lehman Brothers Inc. in its Diversified Asset Group and has held such position since October 1996. Since joining Lehman in 1986, Mr. Andriola has been involved in a wide range of restructuring and asset management activities involving real estate and other direct investment transactions. From June 1991 through September 1996, Mr. Andriola held the position of Senior Vice President in Lehman's Diversified Asset Group. From June 1989 through May 1991, Mr. Andriola held the position of First Vice President in Lehman's Capital Preservation and Restructuring Group. From 1986-89, Mr. Andriola served as a Vice President in the Corporate Transactions Group of Shearson Lehman Brothers' office of the general counsel. Prior to joining Lehman, Mr. Andriola practiced corporate and securities law at Donovan Leisure Newton & Irvine in New York. Mr. Andriola received a B.A. from Fordham University, a J.D. from New York University School of Law, and an LL.M in Corporate Law from New York University's Graduate School of Law.

JAIME FUERTES, 32, is a Senior Associate at Lehman Brothers Inc. He joined Lehman in 1997 as the Controller of the Diversified Asset Group and since then has also been engaged in the analysis and negotiations of Lehman's worldwide current and future lease commitments. Prior to joining Lehman, Mr. Fuertes held various positions in Finance and Treasury at Chase Manhattan Bank between 1990 and 1996 and at GE Capital Services between 1996 and 1997. Mr. Fuertes received Bachelor of Science and Master of Science degrees in Finance from Fairfield University.

Certain officers and directors of CA Victory Inc., formerly Shearson/Victory, Inc. (see below) are now serving as officers or directors of entities which act as general partners of a number of real estate limited partnerships which have sought protection under the provisions of the Federal Bankruptcy Code. The partnerships which have filed bankruptcy petitions own real estate which has been adversely affected by the economic conditions in the markets in which that real estate is located and, consequently, the partnerships sought the protection of the bankruptcy laws to protect the partnerships' assets from loss through foreclosure.


ITEM 11. EXECUTIVE COMPENSATION

Neither the General Partner nor any of its directors and officers received any compensation from the Registrant. See Item 13 below with respect to a description of certain transactions of the General Partner and its affiliates with the Registrant.


ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    (a)  Security ownership of certain beneficial owners

To the knowledge of the General Partner, no person or group owned more than 5% of the outstanding BACs as of December 31, 1998.

    (b)  Security ownership of management

As of December 31, 1998, none of the officers and directors of the General Partner owned any BACs.

    (c)  Changes in control

None.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Commencing January 1, 1997, the Partnership began reimbursing certain expenses incurred by the General Partner and its affiliates in servicing the Partnership to the extent permitted by the Partnership Agreement. In prior years, affiliates of the General Partner had voluntarily absorbed these expenses.

Additional information is incorporated by reference to Note 5 "Transactions with Related Parties" of Notes to the Financial Statements contained in the Partnership's Annual Report to BAC Holders for the year ended December 31, 1998, filed as an exhibit under Item 14.

                                     PART IV

ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K

(a) (1)  Financial Statements:

                                                                           Page
                                                                          Number
                                                                          ------
         Report of Independent Auditors...................................  (1)

         Balance Sheets - As of December 31, 1998 and 1997................  (1)

         Statements of Operations -
         For the years ended December 31, 1998, 1997 and 1996.............  (1)

         Statements of Partners' Capital (Deficit) -
         For the years ended December 31, 1998, 1997 and 1996.............  (1)

         Statements of Cash Flows -
         For the years ended December 31, 1998, 1997 and 1996.............  (1)

         Notes to the Financial Statements................................  (1)

(1) Incorporated by reference to the Partnership's Annual Report to BAC Holders for the year ended December 31, 1998, which is filed as an exhibit under
    Item 14.

(a) (2)  Financial Statement Schedules:

         ConCam Associates, LP, a California Limited Partnership

         Independent Auditors' Report.....................................  A-1
         Financial Statements:

             Balance Sheets at December 31, 1998 and 1997.................  A-2
             Statements of Operations and Partners' Deficit for
             the years ended December 31, 1998, 1997 and 1996.............  A-3
             Statements of Cash Flows for the years ended
             December 31, 1998, 1997 and 1996.............................  A-4
             Notes to the Financial Statements............................  A-5

All other schedules for which provision is made in the applicable accounting regulation of the Securities and Exchange Commission are not required under the related instructions or are inapplicable, and therefore have been omitted.

(a) (3)  Exhibits:

3.1      Certificate of Limited Partnership of Victory Tax Exempt Realty Income
         Fund Limited Partnership. (Incorporated by reference from Exhibit 3 to the Registrant's Post-Effective Amendment No. 2, dated February 14,
         1989, to the Registration Statement on Form S-11.)

3.2      Agreement of Limited Partnership of Victory Tax Exempt Realty Income
         Fund Limited Partnership. (Incorporated by reference from Exhibit 3 to the Registrant's Post-Effective Amendment No. 2, dated February 14,
         1989, to the Registration Statement on Form S-11.)

3.3      Beneficial Assignee Certificate.  (Incorporated by reference from
         Exhibit 3 to the Registrant's Registration Statement on Form S-11.)

10.1     Forbearance Agreement between Victory Tax Exempt Realty Income Fund
         Limited Partnership and ConCam Associates, LP dated January 31, 1994.
         (Incorporated by reference from Exhibit 10.1 to the Registrant's Annual
         Report on Form 10-K for the year ended December 31, 1993.)

10.2     First Amendment to Working Capital Loan Agreement between Victory Tax
         Exempt Realty Income Fund Limited Partnership and ConCam Associates, LP dated February 1, 1994. (Incorporated by reference from Exhibit 10.2 to the Registrant's Annual Report on Form 10-K for the year ended December
         31, 1993.)

10.3     Property Management Agreement between ConCam Associates, LP and ConAm
         Management Corporation dated January 31, 1994. (Incorporated by reference from Exhibit 10.3 to the Registrant's Annual Report on Form
         10-K for the year ended December 31, 1993.)

10.4     Termination and Release Agreement between Victory Tax Exempt Realty
         Income Fund Limited Partnership, Camelot Lakes Associates and James
         Hendricks and Associates, Inc. dated February 1, 1994. (Incorporated by reference from Exhibit 10.4 to the Registrant's Annual Report on Form
         10-K for the year ended December 31, 1993.)

10.5     Standstill Agreement between Victory Tax Exempt Realty Income Fund
         Limited Partnership and ConCam Associates, LP dated May 8, 1996.
         (Incorporated by reference from Exhibit 10.5 to the Registrant's
         Quarterly Report on Form 10-Q for the quarterly period ended March 1, 1996.)

10.6     Extension Letter between Victory Tax Exempt Realty Income Fund Limited
         Partnership and ConCam Associates, LP dated January 1, 1997.
         (Incorporated by reference to Exhibit 10.6 to the Registrant's Annual
         Report on Form 10-K for the year ended December 31, 1996).

10.7     Amendment to Standstill Agreement Between Victory Tax Exempt Realty
         Income Fund Limited Partnership and ConCam Associates, LP.

13.1     Annual Report to BAC Holders for the year ended December 31, 1998.

27.1     Financial Data Schedule.

(b)      Reports on Form 8-K

         No reports on Form 8-K were filed during the fourth quarter of fiscal 1998.

         On February 23, 1999, the Partnership filed a report on Form 8-K reporting that the Partnership had entered into a binding agreement to sell the Bond.

                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                       VICTORY TAX EXEMPT REALTY INCOME
                                       FUND LIMITED PARTNERSHIP

                                       BY: CA Victory Inc.,
                                       General Partner


Date:  March 31, 1999                  BY:    /s/Daphne H. Aronson
                                              --------------------
                                       Name:  Daphne H. Aronson
                                       Title: President, Director and
                                              Chief Financial Officer

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:



                               CA VICTORY INC.
                               General Partner


Date:  March 31, 1999                  BY:    /s/Daphne H. Aronson
                                              --------------------
                                       Name:  Daphne H. Aronson
                                       Title: President, Director and
                                              Chief Financial Officer


Date:  March 31, 1999                  BY:    /s/Rocco F. Andriola
                                              --------------------
                                       Name:  Rocco F. Andriola
                                       Title: Director


Date:  March 31, 1999                  BY:    /s/Jaime Fuertes
                                              ----------------
                                       Name:  Jaime Fuertes
                                       Title: Vice President

                                  EXHIBIT 13.1

                      VICTORY TAX EXEMPT REALTY INCOME FUND
                               LIMITED PARTNERSHIP

                        1998 ANNUAL REPORT TO BAC HOLDERS

--------------------------------------------------------------------------------
            VICTORY TAX EXEMPT REALTY INCOME FUND LIMITED PARTNERSHIP
--------------------------------------------------------------------------------



       Victory Tax Exempt Realty Income Fund Limited Partnership was formed in 1989 to acquire a $15,515,000 Mortgage Revenue Bond (the "Bond") issued by the city of Fresno, California. Securing the Bond is a first mortgage loan (the "Loan") on Camelot Lakes Apartments (the "Property"), a 476-unit complex owned by an unaffiliated company. The complex consists of 64 buildings situated on 30 acres and includes a swimming pool, tennis court and covered parking.



                                    CONTENTS

                      1  Message to Investors

                      3  Financial Statements

                      5  Notes to the Financial Statements

                     13  Report of Independent Auditors

--------------------------------------------------------------------------------
                              MESSAGE TO INVESTORS
--------------------------------------------------------------------------------


Presented for your review is the 1998 Annual Report for Victory Tax Exempt Realty Income Fund Limited Partnership (the "Partnership"). This report includes a discussion of the Partnership's operations and audited financial statements for the year ended December 31, 1998.

CURRENT STATUS

As discussed in prior reports, the General Partner and the Property's owner, ConCam Associates, LP ("ConCam"), have agreed to pursue a sale of the Property or the Bond prior to the Loan's scheduled maturity date on April 28, 1999. We are pleased to report the Partnership has entered into a binding agreement to sell the Bond to Wasatch Acquisitions LLC, a Utah limited liability company, for a gross sales price of $11.6 million (the "Sale"). The proposed Sale is subject to the consent of the City of Fresno, California and a majority-in-interest of the outstanding limited partners (the "Limited Partners"), and to the satisfaction or waiver of other customary closing conditions. Approval by the Limited Partners will be solicited by a consent solicitation, which will be mailed in the near future to investors upon the completion of a Securities and Exchange Commission review process. If the Sale is ultimately consummated, we intend to distribute the net proceeds received for the Bond, together with the Partnership's remaining cash reserves (after payment of, or provision for, the Partnership's liabilities and expenses), and subsequently dissolve the Partnership. There can be no assurance that the sale will be completed in accordance with the announced terms, if at all.

Property operations improved during 1998, with the Property maintaining an average occupancy rate of 94% in 1998 compared to 86% in 1997.

FINANCIAL HIGHLIGHTS

The following chart highlights the performance of the Partnership for the year ended December 31st of the indicated years:

                                                       1998        1997
          -------------------------------------------------------------
          Interest received on the Bond            $862,552    $517,413
          Other interest                             24,378      13,894
          Cash provided by operating activities     712,296     358,539
          -------------------------------------------------------------

     o Interest received on the Bond increased primarily due to the payment of debt service by ConCam at a higher average rate of 5.1% during 1998, compared with an average rate of 3.4% during 1997.

     o Other interest increased slightly due to higher average cash balances maintained by the Partnership.

     o Cash provided by operating activities increased largely due to the increase in interest received on the Bond.

GENERAL INFORMATION

As you are probably aware, several unaffiliated third parties have commenced tender offers to purchase limited partnership units at prices that are below the Partnership's estimate of the fair market value per unit. In response, we have recommended that Limited Partners reject such offers since we believe that they do not reflect the underlying value of the Partnership's assets.

SUMMARY

We believe that a sale of the Bond is the most effective means for maximizing the recovery of your investment in the Partnership. If the proposed Sale is completed, Limited Partners will receive a final liquidating distribution, and the Partnership will be dissolved during 1999. We will inform you of any material developments in future investor correspondence. In the interim, questions regarding the Partnership's performance should be directed to your Financial Consultant or Partnership Investor Services. All requests for a change of address or transfer should be submitted in writing to the Partnership's administrative agent at P.O. Box 7090, Troy, MI 48007-7090. Partnership Investor Services can be reached at (617) 342-4225, and the Partnership's administrative agent can be reached at (248) 637-7900.


Very truly yours,

CA Victory Inc.
General Partner


Daphne H. Aronson
President

March 31, 1999

VICTORY TAX EXEMPT REALTY INCOME FUND LIMITED PARTNERSHIP

-------------------------------------------------------------------------------------
BALANCE SHEETS
                                                     AT DECEMBER 31,   AT DECEMBER 31,
                                                               1998              1997
-------------------------------------------------------------------------------------
ASSETS
Investment in mortgage revenue bond, working
  capital loan, and capital improvements loan           $ 9,826,236       $10,000,000
Cash and cash equivalents                                 1,078,440           366,144
Mortgage acquisition fees, net of accumulated
  amortization of $414,209 and $371,409 in
  1998 and 1997, respectively                                13,791            56,591
-------------------------------------------------------------------------------------
      TOTAL ASSETS                                      $10,918,467       $10,422,735
=====================================================================================
LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)
Liabilities:
  Accounts payable and accrued expenses                 $    68,700       $    51,016
  Due to affiliates                                          18,000            22,000
                                                        -----------------------------
      Total Liabilities                                      86,700            73,016
                                                        -----------------------------
Partners' Capital (Deficit):
  General Partner                                           (87,669)          (92,489)
  BAC Holders (2,140,000 BACS outstanding)               10,919,436        10,442,208
                                                        -----------------------------
      Total Partners' Capital                            10,831,767        10,349,719
-------------------------------------------------------------------------------------
      TOTAL LIABILITIES AND PARTNERS' CAPITAL           $10,918,467       $10,422,735
=====================================================================================



-------------------------------------------------------------------------------------
STATEMENTS OF PARTNERS' CAPITAL (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                              GENERAL            BAC
                                              PARTNER         HOLDERS           TOTAL
-------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1995                 $(58,613)    $13,797,670     $13,739,057
Net income                                      5,141         508,980         514,121
Cash distributions                             (9,688)       (960,802)       (970,490)
-------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1996                 $(63,160)    $13,345,848     $13,282,688
Net loss                                      (26,922)     (2,665,308)     (2,692,230)
Cash distributions                             (2,407)       (238,332)       (240,739)
-------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1997                 $(92,489)    $10,442,208     $10,349,719
Net income                                      4,820         477,228         482,048
-------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1998                 $(87,669)    $10,919,436     $10,831,767
=====================================================================================



See accompanying notes to the financial statements.

VICTORY TAX EXEMPT REALTY INCOME FUND LIMITED PARTNERSHIP

-------------------------------------------------------------------------------------
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31,
                                                 1998            1997            1996
-------------------------------------------------------------------------------------
REVENUE
Share of earnings from investment
  in mortgage revenue bond                 $  688,788     $   426,352     $   627,378
Other interest                                 24,378          13,894          18,813
                                           ------------------------------------------
      Total Revenue                           713,166         440,246         646,191
-------------------------------------------------------------------------------------
EXPENSES
Loss on write-down of investment in mortgage
  revenue bond, working capital loan, and
  capital improvements loan                        --       2,892,415              --
General and administrative                    188,318         197,261          89,270
Amortization of mortgage costs                 42,800          42,800          42,800
                                           ------------------------------------------
      Total Expenses                          231,118       3,132,476         132,070
-------------------------------------------------------------------------------------
      NET INCOME (LOSS)                    $  482,048     $(2,692,230)    $   514,121
=====================================================================================
NET INCOME (LOSS) ALLOCATED:
To the General Partner                     $    4,820     $   (26,922)    $     5,141
To the BAC Holders                            477,228      (2,665,308)        508,980
-------------------------------------------------------------------------------------
      NET INCOME (LOSS)                    $  482,048     $(2,692,230)    $   514,121
=====================================================================================
PER BAC
(2,140,000 OUTSTANDING)                       $   .23         $ (1.25)        $   .24
-------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31,
                                                 1998            1997            1996
-------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                          $  482,048     $(2,692,230)    $   514,121
Adjustments to reconcile net income
(loss) to net cash provided by
operating activities:
  Loss on write-down of investment in
    mortgage revenue bond, working
    capital loan, and capital
    improvements loan                              --       2,892,415              --
  Share of earnings from investment
    in mortgage revenue bond                 (688,788)       (426,352)       (627,378)
  Interest received on mortgage
    revenue bond                              862,552         517,413         866,258
  Amortization of mortgage costs               42,800          42,800          42,800
  Increase (decrease) in cash arising
  from changes in operating assets and
  liabilities:
    Accounts payable and accrued expenses      17,684           2,493          15,836
    Due to affiliates                          (4,000)         22,000              --
                                           ------------------------------------------
Net cash provided by operating activities     712,296         358,539         811,637
-------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Cash distributions                               --        (402,844)     (1,080,808)
                                           ------------------------------------------
Net cash used for financing activities             --        (402,844)     (1,080,808)
-------------------------------------------------------------------------------------
Net increase (decrease) in cash and
cash equivalents                              712,296         (44,305)       (269,171)
Cash and cash equivalents,
beginning of year                             366,144         410,449         679,620
                                           ------------------------------------------
CASH AND CASH EQUIVALENTS, END OF YEAR     $1,078,440     $   366,144     $   410,449
=====================================================================================

See accompanying notes to the financial statements.

VICTORY TAX EXEMPT REALTY INCOME FUND LIMITED PARTNERSHIP

NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 1998, 1997 AND 1996

1. ORGANIZATION AND THE PUBLIC OFFERING

Victory Tax Exempt Realty Income Fund L. P. (the "Partnership") was formed under the Delaware Revised Uniform Limited Partnership Act on January 15, 1988 and will continue until December 31, 2018, unless dissolved earlier under the provisions of the Agreement of Limited Partnership. The Partnership was formed for the purpose of acquiring a pool of tax-exempt Mortgage Revenue Bonds issued by various state or local governments or their agencies or authorities, and secured by participating first mortgage loans on multifamily residential rental developments and/or retirement complexes. The Partnership is also authorized to have up to ten percent of its invested assets consist of taxable working capital loans from the Partnership to borrowers of the mortgage loans to cover certain expenses that are not financed from Mortgage Revenue Bond proceeds.

A Registration Statement on Form S-11 was filed with the Securities and Exchange Commission and became effective on May 26, 1988 for a maximum offering of 20,000,000 Beneficial Assignee Certificates (the "BACs") at $10 per BAC (the "Public Offering"). The Public Offering commenced on November 1, 1988 and terminated on April 28, 1989. Gross proceeds of $21,400,000 were received representing 2,140,000 BACs. On April 28, 1989, the subscribers of the BACs were admitted to the Partnership as BAC Holders. The related limited partnership interests are held by the Assignor Limited Partner, which has assigned certain ownership attributes of the limited partnership interests to the BAC Holders on the basis of one unit of limited partnership interest for one BAC.

The General Partner is CA Victory Inc., formerly Shearson/Victory Inc. (see below), which is a Delaware corporation and an affiliate of Lehman Brothers Inc. (the "Selling Agent"), formerly Shearson Lehman Brothers Inc., (see below). The Assignor Limited Partner is CA Victory Assignor Corp., formerly Shearson/Victory Assignor Corp. (see below), which is wholly-owned by Lehman Brothers.

On July 31, 1993, Shearson Lehman Brothers Inc. sold certain of its domestic retail brokerage and asset management business to Smith Barney, Harris Upham & Co. Incorporated ("Smith Barney"). Subsequent to the sale, Shearson Lehman Brothers Inc. changed its name to Lehman Brothers Inc. ("Lehman Brothers"). The transaction did not affect the ownership of the General Partner. However the assets acquired by Smith Barney included the name "Shearson". Consequently, effective October 29, 1993, the Shearson/Victory Inc. General Partner and the Shearson/Victory Assignor Corp. Assignor Limited Partner changed their names to CA Victory Inc. and CA Victory Assignor Corp., respectively.

On April 28, 1989, the Partnership acquired an investment in a mortgage revenue bond (the "Bond") from the City of Fresno, California in the principal amount of $15,515,000 secured by a mortgage loan (the "Loan") on Camelot Lakes Apartments, a 476 unit apartment complex (the "Property"). Until February 1, 1994, the original owner of the Property was Camelot Lakes Associates ("Camelot Lakes"), an unaffiliated California Limited Partnership. The current owner of the Property is ConCam Associates, LP ("ConCam" or the "Borrower"), an unaffiliated California Limited Partnership.

VICTORY TAX EXEMPT REALTY INCOME FUND LIMITED PARTNERSHIP

2. SIGNIFICANT ACCOUNTING POLICIES

INVESTMENT IN MORTGAGE REVENUE BOND, WORKING CAPITAL LOAN AND CAPITAL IMPROVEMENTS LOAN The Partnership accounts for its investment in the Mortgage Revenue Bond, the Working Capital Loan and the Capital Improvements Loan (the "Investment") using the equity method in accordance with AICPA Statement of Position 78-9. The Partnership is not obligated to fund net operating losses of the property underlying the Investment. Under this method, the carrying value of the Bond is (i) reduced for the interest received from Camelot Lakes and (ii) increased or decreased by the Partnership's share of earnings or losses of Camelot Lakes. The Partnership generally receives a special allocation of income equal to the mortgage loan interest due under the bond and loan agreements, which payments are funded by property operations. Prior to October 1, 1998, depreciation on the building and personal property funded by the bond and loans was provided using the straight-line method over 40 years and 5-7 years, for the amounts allocable to buildings and personal property, respectively. On October 1, 1998, the Partnership committed to sell the investment and, as a result, ceased depreciation of building and personal property funded by the Bond.

At December 31, 1997, the Partnership completed a review of the recoverability of the carrying amount of its investment in the Mortgage Revenue Bond, Working Capital Loan, and Capital Improvements Loan based upon an estimate of undiscounted cash flows expected to result from the property underlying the investment's use and eventual disposition. Based upon the review completed at December 31, 1997 and a change in management's estimated holding period, the Partnership wrote down the carrying value of its investment in accordance with Statement of Financial Accounting Standards No. 121 (See Note 4).

SYNDICATION COSTS During 1989, selling commissions paid in connection with the Public Offering, totaling $1,070,000, and sales and registration costs, totaling $719,754, were charged against BAC Holders' capital.

MORTGAGE ACQUISITION FEES Mortgage acquisition fees are recorded at cost less accumulated amortization, and are being amortized using the straight-line method over the term of the Bond.

INCOME TAXES No provision for income taxes has been made in the financial statements since such taxes are the responsibility of the individual partners rather than that of the Partnership.

CASH AND CASH EQUIVALENTS Cash and cash equivalents consist of short-term highly liquid investments which have maturities of three months or less from the date of purchase. The carrying value approximates fair value because of the short maturity of these instruments.

FAIR VALUE OF FINANCIAL INSTRUMENTS Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" ("FAS 107"), requires that the Partnership disclose the estimated fair values of its financial instruments. Fair values generally represent estimates of amounts at which a financial instrument could be exchanged between willing parties in a current transaction other than in forced liquidation.

The carrying amount of cash and cash equivalents, due to affiliates, and accounts payable and accrued expenses are estimates of their fair value due to the short-term nature of those instruments.

USE OF ESTIMATES The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATION OF CREDIT RISK Financial instruments which potentially subject the Partnership to a concentration of credit risk principally consist of cash and cash equivalents in excess of the financial institution's insurance limits.

VICTORY TAX EXEMPT REALTY INCOME FUND LIMITED PARTNERSHIP

3. PARTNERSHIP AGREEMENT

Pursuant to the terms of the Partnership Agreement, cash available for distribution from operations will be distributed 99% to the BAC Holders and 1% to the General Partner for each year until the BAC Holders receive an amount equal to the Preferred Cash Flow Return, as defined, and, thereafter, 90% to the BAC Holders and 10% to the General Partner.

Proceeds arising from a sale or other disposition of the mortgaged property or the repayment of the Bond will be distributed as follows:

(1) to repay all debts and obligations of the Partnership and to increase the working capital reserve as the General Partner deems necessary;

(2) to each BAC Holder equal to the unpaid portion of any Preferred Cash Flow Return up to the amount of income allocated to each BAC holder;

(3) to the General Partner and to each BAC Holder up to the amount of their Adjusted Capital Contributions, as defined; and

(4) to the General Partner and to each BAC Holder, in accordance with their respective capital accounts.

All profits and losses not arising from a sale of a mortgaged property or repayment of a mortgage loan shall be allocated 99% to the BAC Holders and 1% to the General Partner until the BAC Holders realize an amount equal to the Preferred Cash Flow Return. Thereafter, such profits and losses shall be allocated 90% to the BAC Holders and 10% to the General Partner.

Profits arising from a sale of a mortgaged property or repayment of a mortgage loan will be allocated to the General Partner and BAC Holders as follows: first, in proportion to the negative balances in their capital accounts, up to the amount of the negative balance; second, in proportion to any unpaid portion of Preferred Cash Flow Return to realize an amount equal to the Preferred Cash Flow Return; third, in proportion to their Adjusted Capital Contributions up to their Adjusted Capital Contributions; and fourth, 90% to the BAC Holders and 10% to the General Partner.

Losses from such sale or repayment will be allocated to the General Partner and BAC Holders as follows: first, an amount of loss to the General Partner or BAC Holders to adjust their capital accounts to 1% and 99%, respectively, of total Partners' Capital; second, 1% to the General Partner and 99% to the BAC Holders until the BAC Holders capital account is zero; third, to the General Partner.

4. MORTGAGE REVENUE BOND, WORKING CAPITAL LOAN, AND CAPITAL IMPROVEMENTS LOAN

MORTGAGE REVENUE BOND The following schedule represents the changes made to the carrying value of the mortgage revenue bond since its acquisition:

VICTORY TAX EXEMPT REALTY INCOME FUND LIMITED PARTNERSHIP

  Original issue value                                              $15,515,000
    Working Capital Loan                                                420,000
    1989 share of Camelot Lakes earnings                                488,679
    1989 interest received on mortgage revenue bond                    (615,040)
---------------------------------------------------                 -----------
  Carrying value, December 31, 1989                                  15,808,639
    1990 share of Camelot Lakes earnings                                772,557
    1990 interest received on mortgage revenue bond                  (1,039,505)
---------------------------------------------------                 -----------
  Carrying value, December 31, 1990                                  15,541,691
    1991 share of Camelot Lakes earnings                                805,999
    1991 interest received on mortgage revenue bond                  (1,039,505)
---------------------------------------------------                 -----------
  Carrying value, December 31, 1991                                  15,308,185
    1992 share of Camelot Lakes earnings                                677,121
    1992 interest received on mortgage revenue bond                  (1,202,412)
---------------------------------------------------                 -----------
  Carrying value, December 31, 1992                                  14,782,894
    1993 share of Camelot Lakes earnings                                527,857
    1993 interest received on mortgage revenue bond                  (1,172,899)
---------------------------------------------------                 -----------
  Carrying value, December 31, 1993                                  14,137,852
    Capital Improvements Loan                                           500,000
    1994 share of Camelot Lakes earnings                                377,211
    1994 interest received on mortgage revenue bond                    (833,850)
---------------------------------------------------                 -----------
  Carrying value, December 31, 1994                                  14,181,213
    1995 share of Camelot Lakes earnings                                 43,158
    1995 interest received on mortgage revenue bond                  (1,002,015)
---------------------------------------------------                 -----------
  Carrying value, December 31, 1995                                  13,222,356
    1996 share of Camelot Lakes earnings                                627,378
    1996 interest received on mortgage revenue bond                    (866,258)
---------------------------------------------------                 -----------
  Carrying value, December 31, 1996                                  12,983,476
    1997 share of Camelot Lakes earnings                                426,352
    1997 interest received on mortgage revenue bond                    (517,413)
---------------------------------------------------                 -----------
  Carrying value, December 31, 1997, before write down               12,892,415
    Loss on write-down of investment in mortgage revenue
      bond, working capital loan, and capital improvements loan      (2,892,415)
-------------------------------------------------------------------------------
  Carrying value, December 31, 1997                                  10,000,000
    1998 share of Camelot Lakes earnings                                688,788
    1998 interest received on mortgage revenue bond                    (862,552)
---------------------------------------------------                 -----------

  Net carrying value, December 31, 1998                             $ 9,826,236
                                                                    ===========

Under the original loan documents, the interest rates during the term of the mortgage loan are as follows:

                                       BASE                         PRIMARY    SUPPLEMENTAL
                                   INTEREST   DEFERRED BASE      CONTINGENT      CONTINGENT
                                       RATE   INTEREST RATE   INTEREST RATE   INTEREST RATE
-------------------------------------------------------------------------------------------
April 28, 1989 to April 30, 1992      6.70%           5.30%           4.00%              --
May 1, 1992 to April 30, 1994         8.50%              --           4.25%           3.25%
May 1, 1994 to April 28, 1999         8.75%              --           4.00%           3.25%
-------------------------------------------------------------------------------------------

VICTORY TAX EXEMPT REALTY INCOME FUND LIMITED PARTNERSHIP

The Loan matures April 28, 1999. Base interest accrued monthly and was payable in arrears. Deferred base interest and primary contingent interest, which totaled $2,473,737 and $6,081,880 at December 31, 1998, will be payable monthly in arrears from excess Net Cash Flow, as defined, from the Property. Supplemental contingent interest, which totaled $3,361,583 and $2,857,346 at December 31, 1998 and 1997, respectively, will be payable monthly in arrears to the extent of 65% of Net Cash Flow remaining after the payment of deferred base interest and primary contingent interest. Should the Net Cash Flow of the Property in any year be insufficient to pay any primary or supplemental contingent interest, the unpaid amounts will be deferred and payable from future cash flows or upon maturity of the mortgage loan. Based on the current performance of the Property, it is unlikely that any deferred base interest, primary contingent interest or supplemental contingent interest payments will be collected by the Partnership.

To address the possibility of available cash from Property operations being insufficient to provide the necessary funds for payments of base interest, the Partnership required at closing that the Borrower establish a Borrower Operating Reserve in the original amount of $337,326, consisting of cash of $112,326 and an irrevocable letter of credit of $225,000. In addition, net interim income, equal to Net Cash Flow from the Property less one month's anticipated operating expenses, was deposited into the reserve account on a monthly basis, provided the Property generated sufficient cash flow. In November 1992, the cash balance in the account reached approximately $187,000, through the addition of net interim income and the accrued interest income. In November 1992, the Partnership began withdrawing funds from the Borrower Operating Reserve in order that Camelot Lakes meet its interest payments. In 1993, funds in the amount of $232,780 were withdrawn and applied to the payment of base interest. As of December 31, 1993, a balance of $50,000 remained on the letter of credit; the Partnership agreed to waive its right to draw on the remaining balance.

Operating difficulties at the Property resulted in Camelot Lakes defaulting on the November 1993 through January 1994 Bond payments. On February 1, 1994, the Partnership executed a Termination and Release Agreement with the original owner of the Property, Camelot Lakes, to relinquish the ownership of the Property and its cash reserves of approximately $400,000 in return for the Partnership's agreement to waive its right to draw on the remaining $50,000 of the Borrower's undrawn letter of credit with the Partnership. Camelot Lakes agreed to transfer its ownership and management of the Property to ConCam, an affiliate of ConAm Management Corporation ("ConAm"), a major property management company, whereby ConCam executed a Forbearance Agreement with the Partnership to assume the obligations under the Bond and loan documents. ConAm manages the Property and receives fees for such services. The Forbearance Agreement temporarily modified the interest payment terms under the Bond to include minimum interest pay rates as follows:

                                             MINIMUM INTEREST
                                                     PAY RATE
                   ------------------------------------------
                   Per annum rate - 1995                6.50%
                   Per annum rate - 1996                7.00%
                   Per annum rate - 1997                7.50%
                   Per annum rate - 1998                8.00%
                   ------------------------------------------

VICTORY TAX EXEMPT REALTY INCOME FUND LIMITED PARTNERSHIP

The unpaid interest from the difference between the original base interest rate (8.5% through April 30, 1994 and 8.75% thereafter) and the minimum interest pay rate are being added to the unpaid interest as of February 1, 1994, and are accrued and compounded monthly at the base interest rate. As of December 31, 1998 and December 31, 1997, the accrued interest differential totaled $3,550,839 and $2,779,324, respectively. Any excess cash flow from the Property after payment of the minimum interest payment will be allocated to reducing such accrued interest. During the forbearance period, an annual deposit into the reserve fund for replacements is required in the amount of $130,900, increasing 3% per annum beginning in January 1995. On April 22, 1994, the General Partner and ConCam modified the Forbearance Agreement to redirect the monthly deposits for 1994 to the Partnership as payment of Base Interest, beginning with the April 1994 payment. Monthly deposits into the replacement reserve were scheduled to resume effective January 1, 1995, subject to the original terms of the Forbearance Agreement. However, on October 24, 1994, the Partnership agreed to allow ConCam to discontinue monthly payments into the reserve fund, including the remaining 1994 payments that, pursuant to the agreement dated April 22, 1994, were to be redirected as payment of Base Interest. Such payments have remained discontinued throughout 1998 and reinstatement is at the sole discretion of the General Partner.

On May 8, 1996, as a result of negotiations with ConCam, the Partnership executed a Letter Agreement as further amended (the "Agreement") to generally allow a continuance of the terms of the Forbearance Agreement which originally became effective January 31, 1994. The Agreement provided that in lieu of the minimum pay rate, ConCam pay as debt service all available cash flow. The Agreement was in effect through December 31, 1996, the expiration of the Forbearance Agreement. At such time, the parties were engaged in good faith negotiations, and therefore, the Partnership extended the Agreement with ConCam through December 31, 1997, which was further extended through December 31, 1998. Payments made by ConCam during 1998 approximated an average pay rate of 5.1%. Effective December 31, 1998, the Agreement was extended through the earlier of
(i) June 30, 1999, (ii) the closing of the sale of the Bond and the Property or
(iii) the termination of the Agreement upon default by the borrower. Subject to closing on the sale of the Bond, ConCam will cease making debt service payments beginning January 1, 1999 and instead will use the cash flow generated by the property to pay operating expenses and closing costs.

Based on its evaluation of conditions in the Fresno market, the General Partner concluded there is little indication that job growth, or, consequently, demand for rental units, will improve substantially in the foreseeable future. Given these factors, the General Partner and ConCam agreed to pursue a sale of the Property and/or the Bond prior to the Loan's scheduled maturity date on April 28, 1999. In February 1999, the Partnership entered into a binding agreement to sell the Bond to Wasatch Acquisitions LLC, a Utah limited liability company, or its designated affiliate, for a gross sale price of $11.6 million (the "Sale"). The proposed Sale will require the consent of a majority-in-interest of the outstanding BAC Holders and the City of Fresno, California. Approval by the BAC Holders will be solicited only by means of a consent solicitation, which will be mailed to BAC Holders upon the completion of a customary Securities and Exchange Commission review process. There can be no assurance that the Sale will be consummated on the announced terms, if at all.

Based upon the decision to pursue a sale of the investment and the resulting change in the estimated holding period, the Partnership wrote down the carrying value of its investment in Mortgage Revenue Bond, Working Capital Loan, and Capital Improvements Loan at December 31, 1997 to $10,000,000, the estimated fair value of the collateral as determined by management as of that date. At December 31, 1998, the carrying value totaled $9,826,236.

WORKING CAPITAL AND CAPITAL IMPROVEMENTS LOANS In conjunction with the investment in the mortgage revenue bond, the Partnership made a working capital loan to Camelot Lakes in the amount of $420,000, maturing on April 28, 1999 and bearing interest at the rate of 12.625% per annum. The loan is secured by a Second Deed of Trust on the Property, which is subordinate to the first mortgage loan on the Bond.

VICTORY TAX EXEMPT REALTY INCOME FUND LIMITED PARTNERSHIP

On February 1, 1994, the Partnership executed a First Amendment to the Working Capital Loan Agreement (the "Amendment") with the current owner of the Property. Under the Amendment, the Partnership agreed to lend the Property up to the aggregate amount of $500,000 (the "Capital Improvements Loan") for capital improvements to be made to the Property in 1994. The Capital Improvements Loan bears simple interest, non-compounding, at the per annum rate of 6.0% and all interest shall be due and payable, together with the principal balance of the Capital Improvements Loan, upon the earlier of the end of the forbearance period or the Maturity Payment Date. As of December 31, 1998 and December 31, 1997, the interest receivable on the Capital Improvements Loan totaled $132,725 and $102,724, respectively. The Amendment also provides that the principal balance and accrued interest balance of the Working Capital Loan, $420,000 and $13,256, respectively as of February 1, 1994, plus all future accrued working capital loan base interest is due and payable on the Maturity Payment Date. All working capital loan base interest shall continue to accrue at the per annum rate of 6.0%, a reduction in the previous rate of 12.625%. The Borrower shall not be obligated to pay working capital loan base interest or any other interest payments that may be required under the Working Capital Loan Agreement until the Maturity Payment Date. As of December 31, 1998 and December 31, 1997, the interest receivable on the Working Capital Loan totaled $137,157 and $111,957, respectively. Based on the Property's performance, it is unlikely that any interest on Capital Improvements Loan and the Working Capital Loan will be received by the Partnership. Consequently, the interest receivable amounts are not recorded on the accompanying financial statements. The obligation to repay all loans, including the Bond, and interest thereon, is a nonrecourse obligation of the Borrower and will be repaid only to the extent excess cash flow from Property operations or proceeds from the sale of the Property are available. If the sale of the Bond is consummated, upon closing of such sale and compliance by ConCam of the terms and conditions of the Agreement, ConCam will be released from all monetary obligations under the Working Capital Loan and Capital Improvement Loan.

5. TRANSACTIONS WITH RELATED PARTIES

The Partnership reimbursed Lehman Brothers in the amount of $557,353 for organizational and offering expenses incurred in connection with the Public Offering.

The Selling Agent received selling commissions equal to 5% of the gross proceeds from the Public Offering. The Selling Agent received $1,070,000 for selling commissions and $321,000 for additional sales and registration costs.

The General Partner was paid a nonrecurring bond acquisition fee equal to 2% of gross proceeds of the Public Offering in the amount of $428,000 in consideration for its services in connection with selecting, evaluating and negotiating the terms of the investment in the Bond.

Commencing January 1, 1997, the Partnership began reimbursing certain expenses incurred by the General Partner and its affiliates in servicing the Partnership to the extent permitted by the Partnership Agreement. These expenses totaled approximately $25,400 and $43,000 in 1998 and 1997, of which $18,000 and $22,000 is due to affiliates at December 31, 1998 and 1997, respectively. In prior years, affiliates of the General Partner had voluntarily absorbed these expenses.

6. DISTRIBUTIONS PAYABLE

Cash distributions, per the Statements of Partners' Capital (Deficit), are recorded on the accrual basis, which recognizes specific record dates for payments within each fiscal year; the Statements of Cash Flows recognize actual cash paid during the period. The following table discloses the annual differences as presented on the accompanying financial statements:

           DISTRIBUTIONS
              PAYABLE AT        STATEMENTS OF                     DISTRIBUTIONS
               BEGINNING    PARTNERS' CAPITAL    STATEMENTS OF       PAYABLE AT
               OF PERIOD            (DEFICIT)       CASH FLOWS    END OF PERIOD
-------------------------------------------------------------------------------
1998            $     --             $     --       $       --         $     --
1997             162,105              240,739          402,844               --
1996             272,423              970,490        1,080,808          162,105
-------------------------------------------------------------------------------

VICTORY TAX EXEMPT REALTY INCOME FUND LIMITED PARTNERSHIP

Cash distributions were suspended beginning with the 1997 third quarter distribution, which would have been paid in November 1997.

7. RECONCILIATION OF FINANCIAL STATEMENT NET INCOME (LOSS) TO FEDERAL INCOME TAX NET INCOME

As discussed in Note 4, the investment in the Bond is accounted for using the equity method for financial reporting purposes. However, for tax purposes, the investment in the Bond is treated as a mortgage loan receivable. Primarily as a result of this difference in accounting and the 1997 impairment loss adjustment, income for tax purposes, including tax exempt income reported to the BAC Holders for each of the years ended December 31, 1998 and December 31, 1997 was greater than net income (loss) per the Statements of Operations by approximately $115,000 and $2,973,000, respectively. Tax exempt income reported to the BAC Holders amounted to approximately $887,000 and $531,000 for 1998 and 1997, respectively.

VICTORY TAX EXEMPT REALTY INCOME FUND LIMITED PARTNERSHIP

--------------------------------------------------------------------------------
                         REPORT OF INDEPENDENT AUDITORS
--------------------------------------------------------------------------------



The Partners
Victory Tax Exempt Realty Income Fund Limited Partnership:

We have audited the accompanying balance sheets of Victory Tax Exempt Realty Income Fund Limited Partnership (a Delaware limited partnership) as of December 31, 1998 and 1997, and the related statements of operations, partners' capital (deficit) and cash flows for each of the years in the three-year period ended December 31, 1998. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Victory Tax Exempt Realty Income Fund Limited Partnership as of December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                       KPMG PEAT MARWICK LLP

Boston, Massachusetts
March 15, 1999

VICTORY TAX EXEMPT REALTY INCOME FUND LIMITED PARTNERSHIP



                             CONCAM ASSOCIATES, LP,
                        A CALIFORNIA LIMITED PARTNERSHIP

                              Financial Statements

                           December 31, 1998 and 1997

                   (With Independent Auditors' Report Thereon)

VICTORY TAX EXEMPT REALTY INCOME FUND LIMITED PARTNERSHIP



                          INDEPENDENT AUDITORS' REPORT


The General Partner
ConCam Associates, LP,
  A California Limited Partnership:


We have audited the accompanying balance sheets of ConCam Associates, LP, A California Limited Partnership (the Partnership), as of December 31, 1998 and 1997 and the related statements of operations and partners' deficit, and cash flows for each of the years in the three-year period ended December 31, 1998. In connection with our audits of the financial statements, we also have audited the related financial statement schedule III. These financial statements and the related financial statement schedule are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements and the related financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ConCam Associates, LP, A California Limited Partnership, as of December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1998, in conformity with generally accepted accounting principles. Also in our opinion, based on our audits, the related financial statement schedule III, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

The accompanying financial statements and the related financial statement schedule III have been prepared assuming that the Partnership will continue as a going concern. As discussed in Note 9 to the financial statements, the ability of the Partnership to meet its obligations as they become due has been adversely affected by cash flow deficits from operations. This condition raises substantial doubt about the Partnership's ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 9 to the financial statements. The financial statements and financial statement schedule do not include any adjustments that might result from the outcome of this uncertainty.


                                       KPMG LLP
San Diego, California
February 11, 1999, except for Note 11
  to the financial statements, as to which the date is March 15, 1999

VICTORY TAX EXEMPT REALTY INCOME FUND LIMITED PARTNERSHIP



                             CONCAM ASSOCIATES, LP,
                        A California Limited Partnership

                                 Balance Sheets
                           December 31, 1998 and 1997


                    ASSETS                               1998               1997
                                                   ----------------   ----------------

Cash held in trust by ConAm Management
  Corporation including $56,180 and $54,762
  in 1998 and 1997, respectively, in
  interest-bearing accounts                        $      113,142            170,236
Impound deposits and other assets                          58,056             41,752
Prepaid expenses                                            5,093              8,012

Property and equipment, at cost, encumbered
  (notes 3 and 4):
  Land                                                  2,380,000          2,380,000
  Land improvements                                       917,187            913,097
  Buildings                                             6,980,559          6,980,559
  Furnishings and equipment                             1,004,558            889,164
                                                   ----------------   ----------------

                                                       11,282,304         11,162,820

  Less accumulated depreciation                        (1,451,071)        (1,162,820)
                                                   ----------------   ----------------

        Net property and equipment                      9,831,233         10,000,000

Organization costs, less amortization of
  $11,851 and $9,399 in 1998 and 1997,
  respectively                                                407              2,859
                                                   ----------------   ----------------

                                                   $   10,007,931         10,222,859
                                                   ================   ================

          LIABILITIES AND PARTNERS' DEFICIT

Accounts payable and other liabilities             $       50,526             50,224
Due to affiliate (note 5)                                  27,602             27,602
Rental security deposits                                  143,421            139,022
First trust deed note payable, net of
  discount (Note 4)                                    14,524,270         12,128,111
Working capital loan payable, net of
  discount (Note 4)                                       392,764            328,069
Capital improvement loan payable (Note 4)                 500,000            500,000
Deferred and accrued interest payable, net of          15,448,327         12,455,378
  discount (Note 4)
                                                   ----------------   ----------------

        Total liabilities                              31,086,910         25,628,406
                                                   ----------------   ----------------

Partners' deficit (Notes 7 and 8):
  General partner                                        (210,789)          (154,055)
  Limited partner                                     (20,868,190)       (15,251,492)
                                                   ----------------   ----------------

        Total partners' deficit                       (21,078,979)       (15,405,547)
                                                   ----------------   ----------------

                                                   $   10,007,931         10,222,859
                                                   ================   ================


See accompanying notes to financial statements.

VICTORY TAX EXEMPT REALTY INCOME FUND LIMITED PARTNERSHIP



                             CONCAM ASSOCIATES, LP,
                        A California Limited Partnership

                 Statements of Operations and Partners' Deficit

              For the years ended December 31, 1998, 1997 and 1996


                                                         1998               1997               1996
                                                   ----------------   ----------------    ----------------

Revenue:
  Rent (Note 4)                                    $    1,965,461          1,822,507           1,883,836
  Laundry                                                   9,031             14,787              12,995
  Forfeited deposits                                       67,637             62,057              76,049
  Late charges and other                                   55,051             59,361              47,979
  Carport and garage                                       35,760             33,523              33,772
  Interest                                                  1,418              1,602               1,650
                                                   ----------------   ----------------    ----------------

                                                        2,134,358          1,993,837           2,056,281
                                                   ----------------   ----------------    ----------------
Expenses:
  Salaries                                                244,637            234,062             229,114
  Payroll taxes                                            58,482             50,841              53,345
  Office supplies                                          29,181             36,822              20,108
  Utilities                                               188,641            188,544             182,973
  Repairs and maintenance                                 257,395            306,431             266,556
  Advertising                                              36,968             44,567              25,885
  Management fees (Note 5)                                 86,209             79,919              82,251
  Real estate taxes                                       132,877            145,136             131,108
  Insurance                                                24,103             30,963              34,467
  Professional fees                                        38,948             35,972              39,996
  Security services                                        74,562             58,843              39,121
  Miscellaneous                                            28,729             11,251              36,558
  Interest, including $3,497,022, $2,406,902 and
   $1,609,522 for the years ended December 31,
   1998, 1997 and 1996, respectively, of
   amortization of discount                             6,316,355          5,145,445           4,277,558
  Depreciation                                            288,251            305,768             295,962
  Amortization of organization costs                        2,452              2,452               2,452
  Provision for impairment loss (Note 3)                       --          1,196,951                  --
                                                   ----------------   ----------------    ----------------

                                                        7,807,790          7,873,967           5,717,454
                                                   ----------------   ----------------    ----------------

        Net loss                                       (5,673,432)        (5,880,130)         (3,661,173)

Partners' deficit at beginning of year                (15,405,547)        (9,525,417)         (5,864,244)
                                                   ----------------   ----------------    ----------------

Partners' deficit at end of year
  (Notes 7 and 8)                                  $  (21,078,979)       (15,405,547)         (9,525,417)
                                                   ================   ================    ================


See accompanying notes to financial statements.

VICTORY TAX EXEMPT REALTY INCOME FUND LIMITED PARTNERSHIP



                             CONCAM ASSOCIATES, LP,
                        A California Limited Partnership

                            Statements of Cash Flows

                  Years ended December 31, 1998, 1997 and 1996


                                                        1998               1997               1996
                                                   ----------------   ----------------    ----------------

Cash flows from operating activities:
  Net loss                                         $   (5,673,432)        (5,880,130)         (3,661,173)
  Adjustments to reconcile net loss to net
    cash provided by operating activities:
      Depreciation                                        288,251            305,768            295,962
      Amortization of discount on long-term debt        3,497,022          2,406,902          1,609,522
      Amortization of organization costs                    2,452              2,452              2,452
      Provision for impairment loss                            --          1,196,951                 --
      Change in assets and liabilities:
        Impound deposits and other assets                 (16,304)            (5,637)            11,959
        Prepaid expenses                                    2,919              5,453              1,150
        Accounts payable and other liabilities                302             (6,363)                14
        Due to affiliate                                       --             (1,114)            (1,413)
        Rental security deposits                            4,399             17,908            (12,580)
        Deferred and accrued interest                   1,956,781          2,221,130           1,801,778
                                                   ----------------   ----------------    ----------------

            Net cash provided by
              operating activities                         62,390            263,320             47,671

Cash flows from investing activities -
  purchase of fixed assets                               (119,484)          (251,233)            (39,763)
                                                   ----------------   ----------------    ----------------

Net increase (decrease) in cash held in
  trust by ConAm Management Corporation                   (57,094)            12,087               7,908

Cash held in trust by ConAm Management
  Corporation at beginning of year                        170,236            158,149             150,241
                                                   ----------------   ----------------    ----------------

Cash held in trust by ConAm Management
  Corporation at end of year                       $      113,142            170,236             158,149
                                                   ================   ================    ================

Supplemental disclosure of cash flow
  information - cash paid during the
  year for interest                               $       862,552            517,413             866,258
                                                   ================   ================    ================

See accompanying notes to financial statements.

                             CONCAM ASSOCIATES, LP,
                        A CALIFORNIA LIMITED PARTNERSHIP

                          Notes to Financial Statements

                        December 31, 1998, 1997 and 1996



(1)  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

     (a)  GENERAL

          ConCam Associates, LP (the Partnership), a partnership between ConCam, Inc., as the general partner, and Continental American Properties, Ltd., as the limited partner, was formed January 28, 1994 for the purpose of acquiring and operating Camelot Lakes Apartments (the Property), a 476-unit apartment complex located in Fresno, California. The Partnership acquired the Property on February 1, 1994. The Partnership generally leases its apartment units with lease terms of one year or less. The Property operations is the Partnership's only business segment.

     (b)  BASIS OF ACCOUNTING

          The accompanying financial statements are prepared on the accrual basis of accounting. Revenue is recognized when earned and expenses are recognized when incurred in accordance with generally accepted accounting principles.

     (c)  DEPRECIATION

          Depreciation has been provided over the estimated useful lives of the related assets (buildings and improvements - 35 years; furniture - 10 years) using the straight-line method with an estimated residual value equal to 10% of the original cost.

     (d)  ORGANIZATION COSTS

          Organization costs are amortized using the straight-line method over a 5-year period.

     (e)  INCOME TAXES

          No provision for income taxes has been made as the liability for such taxes is that of the partners, rather than the Partnership. At December 31, 1998 and 1997, the tax basis of the Partnership's assets was $176,698 and $222,859, respectively, and the tax basis of the Partnership's liabilities was $221,549 and $216,848, respectively.

     (f)  DISCOUNT ON LONG-TERM DEBT

          The discount on long-term debt is amortized over the life of the related liabilities using the interest method.

                             CONCAM ASSOCIATES, LP,
                        A CALIFORNIA LIMITED PARTNERSHIP

                          Notes to Financial Statements

                        December 31, 1998, 1997 and 1996



     (g)  IMPAIRMENT OF LONG-LIVED ASSETS

          The Partnership assesses its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows (undiscounted and without interest) expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. At December 31, 1998, the Property was an asset to be held and used as the Partnership did not have the ability to sell the Property without the approval of the Lender.

     (h)  LOSS PER UNIT

          The Partnership did not issue units to the limited partner, therefore, loss per unit is not applicable.

     (i)  USE OF ESTIMATES

          Management of the Partnership has made a number of estimates and assumptions relating to the reporting of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

     (j)  CONCENTRATION OF CREDIT RISK

          The Partnership's cash held in trust by ConAm Management Corporation is a financial instrument that is exposed to a concentration of credit risk. ConAm Management Corporation places the Partnership's cash balances with high credit quality and federally insured institutions. Cash balances with any one institution may be in excess of federally insured limits or may be invested in a non-federally insured money market account. The Partnership has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk.

(2)  ACQUISITION OF PROPERTY

     The Partnership acquired the Property for $1 plus the assumption of existing debt, and discounted the debt and related deferred and accrued interest payable in order to value the liabilities at the fair value of the assets acquired in accordance with APB Opinion No. 21, "Interest on Receivables and Payables." The Property was valued at $11,900,000 on February 1, 1994. The $10,449,842 difference between the face amount of the notes and the value of the property is shown as a discount. As of December 31, 1998, 1997 and 1996, respectively, $3,497,022, $2,406,902 and
     $1,609,522 of the discount was amortized as interest expense at an effective rate of 23.17% for 1998, 23.12% for 1997 and 23.26% for 1996. At
     December 31, 1998 and 1997, the tax basis of the Partnership's Property was zero.

                             CONCAM ASSOCIATES, LP,
                        A CALIFORNIA LIMITED PARTNERSHIP

                         Notes to Financial Statements

                        December 31, 1998, 1997 and 1996



(3)  IMPAIRMENT LOSS

     In 1997, after the completion of the renovation of a number of the Property's apartment units and other property improvements, management of the Partnership reevaluated the recoverability of the carrying value of the Property. Based on its current and projected performance, management did not believe the Partnership will be able to recover the carrying value of its Property. Therefore, the Partnership recorded an impairment loss of $1,196,951. The loss represented the difference between the carrying value and the estimated fair value of the Property at that time. The fair value was estimated based on discounted projected future cash flows and comparable sales. At December 31, 1998, the Partnership believes that it will be able to recover the carrying value of its property.

(4)  LONG-TERM DEBT

     On February 1, 1994, the Partnership executed an assignment and assumption agreement with the original owner of the Property, Camelot Lakes Associates, whereby, in conjunction with the acquisition of the Property, the Partnership assumed the first and second trust deed notes payable.

     (a)  FIRST TRUST DEED NOTE PAYABLE

          The funds for the first trust deed were made available to the lender through the issuance of revenue bonds (Revenue Bonds), with the stipulation that 20% of the Property's units must be reserved for low or very low income tenants, as defined. On December 16, 1997, the Property's requirement to reserve units for low or very low income tenants expired. The first trust deed note payable in the amount of $15,515,000, is secured by property and equipment and an assignment of rents. The note bears interest at 16% per annum consisting of base interest, deferral period deferred base interest, primary contingent interest and supplemental contingent interest. Unamortized discount on the first trust deed note payable at December 31, 1998 and 1997 was $990,730 and $3,386,889, respectively.

          Under the original loan agreement, interest rates during the term of the note are as follows:

                                                           DEFERRAL
                                                            PERIOD
                                                           DEFERRED     PRIMARY      SUPPLEMENTAL
                                                 BASE        BASE      CONTINGENT     CONTINGENT
                                               INTEREST    INTEREST     INTEREST       INTEREST
                                              ----------  ----------  ------------  --------------

     April 28, 1989 through April 30, 1992       6.70%       5.30%        4.00%             --
     May 1, 1992 through April 30, 1994          8.50%          --        4.25%          3.25%
     May 1, 1994 through April 28, 1999          8.75%          --        4.00%          3.25%

          In conjunction with the acquisition of the Property, the Partnership executed a forbearance agreement with Victory Tax Exempt Realty Income Fund Limited Partnership (the Lender). The forbearance agreement was effective from February 1, 1995 through December 31, 1996, at which time the Lender had the option to extend the forbearance period or reinstate the original terms of the first trust deed note agreement (Note 11).

                             CONCAM ASSOCIATES, LP,
                        A CALIFORNIA LIMITED PARTNERSHIP

                         Notes to Financial Statements

                        December 31, 1998, 1997 and 1996



          In accordance with the forbearance agreement, the minimum base interest pay rate in 1998, 1997 and 1996 was 8.0%, 7.5% and 7.0%, respectively. The unpaid interest from the difference between the original base interest rate and the minimum base interest pay rate is to be added to the unpaid interest as of February 1, 1994, and compounds monthly at the base interest rate. Deferral period deferred base interest is payable on April 28, 1999. Primary contingent interest is payable in arrears from excess Net Cash Flow, as defined. Supplemental contingent interest is payable from 65% of Net Cash Flow remaining after the payment of deferred base interest and primary contingent interest. Interest only payments are scheduled until April 28, 1999, at which time all outstanding principal and interest are payable. Beginning in February 1996, payments of the minimum base interest were less than the amounts required by the forbearance agreement. As such, on May 8, 1996, the Lender issued a standstill letter effective through December 31, 1996. The standstill letter allowed for the continuance of the forbearance agreement however, the Partnership was required to pay debt service based on all available cash flow, in lieu of the minimum base interest pay rate, as required in the forbearance agreement. On February 26, 1997, the standstill letter was extended through December 31, 1997. On May 11, 1998, the standstill letter was extended through December 31, 1998 (Note 11). Accrued base interest, deferral period deferred base interest, primary contingent interest and supplemental contingent interest at December 31, 1998 were $3,689,256, $2,473,737, $6,081,880 and $3,362,095, respectively. Accrued base interest, deferral period deferred base interest, primary contingent interest and supplemental contingent interest at December 31, 1997 were $2,913,025, $2,473,737, $5,416,280 and $2,857,346, respectively. Unamortized discount on accrued base interest, deferral period deferred base interest, primary contingent interest and supplemental contingent interest at December 31, 1998 and 1997 was $428,523 and $1,464,691, respectively.

          In accordance with the forbearance agreement, monthly deposits were required to be made to a replacement reserve. In April 1994, the Lender agreed to allow the Partnership to redirect the funds to payment of base interest. The reinstatement of monthly replacement reserve deposits is at the sole discretion of the Lender (Note 11).

     (b)  WORKING CAPITAL LOAN PAYABLE

          The working capital loan payable has an outstanding principal amount of $420,000 at December 31, 1998 and 1997. The loan is secured by a second trust deed on the Partnership's property and equipment and an assignment of rents. Based on the original terms of the note, interest only payments are due until April 28, 1999, at which time all outstanding principal and interest are payable. The note was amended on February 1, 1994, resulting in a reduction of the interest rate from 12.625% to 6.00%, simple interest. In addition, no interest payments are due until April 28, 1999 (Note 11). At December 31, 1998 and 1997, accrued interest on the note was $137,157 and $111,957, respectively. Unamortized discount on the working capital loan payable at December 31, 1998 and 1997 was $27,236 and $91,931, respectively.

                             CONCAM ASSOCIATES, LP,
                        A CALIFORNIA LIMITED PARTNERSHIP

                          Notes to Financial Statements

                        December 31, 1998, 1997 and 1996



     (c)  CAPITAL IMPROVEMENT LOAN PAYABLE

          In conjunction with the amendment to the second trust deed note payable, the Lender agreed to lend the Partnership an additional $500,000 for capital improvements to be made to the Property in 1994. The loan is secured by a second trust deed on the Partnership's property and equipment and an assignment of rents. The capital improvement loan bears simple interest at 6.0% per annum. Principal and interest are due and payable at the earlier of the end of the forbearance period as extended or April 28, 1999 (Note 11). At December 31, 1998 and 1997, accrued interest on the note was $132,725 and $102,724, respectively.

     (d)  SUMMARY OF LONG-TERM DEBT

          A summary of long-term debt at December 31, 1998 and 1997 is as follows:

                                    FIRST            WORKING          CAPITAL           DEFERRED
                                 TRUST DEED          CAPITAL        IMPROVEMENT        AND ACCRUED
                                     NOTE             LOAN              LOAN            INTEREST
                                   PAYABLE           PAYABLE           PAYABLE           PAYABLE            TOTAL
                                --------------    --------------    --------------    --------------    --------------

Balance, net of discount at
  December 31, 1995             $  9,376,058           253,766           500,000         7,242,402        17,372,226

Deferred and accrued
  interest during the year
  ended December 31, 1996                 --                --                --         1,801,778         1,801,778

Discount amortization
  during the year ended
  December 31, 1996                1,102,844            29,776                --           476,902         1,609,522
                                --------------    --------------    --------------    --------------    --------------

Balance, net of discount at
  December 31, 1996               10,478,902           283,542           500,000         9,521,082        20,783,526

Deferred and accrued
  interest during the year
  ended December 31, 1997                 --                --                --         2,221,130         2,221,130

Discount amortization
  during the year ended
  December 31, 1997                1,649,209            44,527                --           713,166         2,406,902
                                --------------    --------------    --------------    --------------    --------------

Balance, net of discount at       12,128,111           328,069           500,000        12,455,378        25,411,558
  December 31, 1997

Deferred and accrued
  interest during the year                --                --                --         1,956,781          1,956,781
  ended December 31, 1998

Discount amortization
  during the year
  ended December 31, 1998          2,396,159            64,695                --         1,036,168         3,497,022
                                --------------    --------------    --------------    --------------    --------------

Balance, net of discount at
December 31, 1998               $ 14,524,270           392,764           500,000        15,448,327        30,865,361
                                ==============    ==============    ==============    ==============    ==============

                             CONCAM ASSOCIATES, LP,
                        A CALIFORNIA LIMITED PARTNERSHIP

                          Notes to Financial Statements

                        December 31, 1998, 1997 and 1996



(5)  GENERAL PARTNER AND MANAGEMENT SERVICES

     (a)  MANAGEMENT AGREEMENT

          A management agreement between the Partnership and ConAm Management Corporation (CAMC), an affiliate of ConCam, Inc., the general partner, provides for base management fees of 4% of gross revenue and an incentive management fee, which ranges from 0.5% to 1.5% of gross rental revenue, based on annual cash flow, as defined. If however, annual cash flow, as defined, does not exceed $1,200,000, the incentive fee will not be earned. No incentive management fee was earned for the years ended December 31, 1998, 1997 or 1996 (Note 11). The agreement has an initial term of 35 months, terminating on December 31, 1996, and is automatically renewable for successive 1-year terms unless either party elects to terminate upon written notice given at least 90 days prior to the end of the current contract year. The Property is operating under the automatic renewal feature of the agreement in 1999 as neither party elected to terminate the contract within the last 90 days of the year ended December 31, 1998. Accrued management fees at December 31, 1998 and 1997 were $7,131.

     (b)  REIMBURSEMENTS TO AFFILIATE

          As of December 31, 1998 and 1997, the Partnership had accrued a total of $20,471 of reimbursable expenses payable to an affiliate of the general partner for costs incurred on behalf of the Partnership.

(6)  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amount of funds held in trust, impound deposits and other assets, accounts payable and other liabilities, due to affiliate, and rental security deposits are reasonable estimates of their fair values due to the short-term nature of those instruments. Management estimates that the fair value of the Partnership's first trust deed note payable is $11,600,000. This estimate is based on the fair value offered to the Lender by an unrelated party in conjunction with the proposed sale of the related Revenue Bonds. Management estimates that the fair value of the working capital loan payable, capital improvement loan payable, and deferred and accrued interest payable to be zero based on the Partnership's expectation that such debts will not be repaid.

(7)  ALLOCATIONS OF EARNINGS AND LOSSES

     (1) Net loss of the Partnership is to be allocated 99% to the limited partner and 1% to the general partner.

     (2) Net income of the Partnership is to be allocated as follows:

          (i) First, to each partner, an amount equal to (or in proportion to if less than) the excess, if any, of the aggregate amount of net loss allocated to such partner over the aggregate amount of net income allocated to such partner; and

          (ii) Second, the balance, 99% to the limited partner and 1% to the general partner.

                             CONCAM ASSOCIATES, LP,
                        A CALIFORNIA LIMITED PARTNERSHIP

                         Notes to Financial Statements

                        December 31, 1998, 1997 and 1996



          Notwithstanding anything to the contrary, the partnership agreement requires that the general partner's interest in each material item of partnership income, gain, loss, deduction or credit shall be equal to at least 1% of each item at all times during the existence of the Partnership.

(8)  DISTRIBUTIONS

     Cash Available for Distribution, as defined, is to be distributed 99% to the limited partner and 1% to the general partner. Cash Available for Distribution in Liquidation, as defined, is to be distributed to the partners, pro rata, in accordance with each partner's capital account balance, to the extent thereof, after allocation of income, loss and other appropriate capital account adjustments.

(9)  ABILITY TO MEET CURRENT OBLIGATIONS AND MANAGEMENT'S PLAN

     The liquidity of the Partnership has been adversely affected by cash flow deficits from operations. The operating deficits have prevented the Partnership from meeting its current obligations under the forbearance agreement and the standstill letters (Notes 4 and 11).

     Management is currently under contract (Note 10) to sell the Property. The sale is contingent upon the buyer assuming the Partnership's first trust deed note payable and purchasing the Revenue Bonds from the Lender and the Lender forgiving all other outstanding debts due from the Partnership. There is no assurance that the sale will be completed. If the sale isn't completed, the Partnership's ability to continue its operations is dependent upon the restructuring of the long-term debt.

(10) POTENTIAL SALE OF PROPERTY

     On February 5, 1999, the Partnership entered into a purchase and sale agreement with an unrelated party to sell the Property for $1 plus the assumption of the principal balance of the Partnership's first trust deed note payable.

     The sale is contingent on the buyer's ability to simultaneously acquire the Revenue Bonds at a discount for $11,600,000 from the Lender.

(11) SUBSEQUENT EVENT

     On March 15, 1999, the standstill letter discussed in Notes 4 and 9 was extended through the earlier of: (i) June 30, 1999; (ii) the closing of the sale or other disposition of all or substantially all of the Property and the Revenue Bonds; or (iii) the termination of the standstill letter by the Lender upon a default by the Partnership of the terms and conditions of this agreement.

     In connection with this extension, which is effective as of January 1, 1999, the Partnership ceased making payments to the Lender and the Partnership is to use any excess cash flow generated by the Property to pay the Property's operating expenses and the Partnership's expenses including those related to the sale of the Property. In the event that the cash flow generated by the Property for the period of this extension together with any Property-level cash balances are insufficient to cover such expenses, the Lender is to reimburse the Partnership for such difference. In addition, a $232,000 incentive management fee is to be paid to CAMC from the proceeds from the sale of the Revenue Bonds.

     Upon the closing of the sale of the Property and the Revenue Bonds, the Lender is to forgive all of the Partnership's obligations to repay any principal or interest due to the Lender.

                             CONCAM ASSOCIATES, LP,
                        A CALIFORNIA LIMITED PARTNERSHIP

                         Notes to Financial Statements

                        December 31, 1998, 1997 and 1996


                             CONCAM ASSOCIATES, LP,
                        A CALIFORNIA LIMITED PARTNERSHIP

             Schedule III - Real Estate and Accumulated Depreciation

                                December 31, 1998



                                                                       Camelot Lakes
Residential property:                                                    Apartments

Location                                                                  Fresno, Ca
Construction date                                                             1985
Acquisition date                                                            04/01/94
Life on which depreciation in latest income statements is computed               (3)
Encumbrances                                                           $  32,311,850
Initial cost to the Partnership:
  Land                                                                 $   2,380,000
  Land improvements                                                          952,000
  Buildings                                                                7,934,395
  Furnishings and equipment                                                  633,605
Costs capitalized subsequent to acquisition:
  Land, land improvements, buildings, furnishings and equipment              579,255
Write-down of land improvements and buildings                             (1,196,951)

Gross amount at which carried at close of period(1):
  Land                                                                 $   2,380,000
  Land improvements                                                          917,187
  Buildings                                                                6,980,559
  Furnishings and equipment                                                1,004,558
                                                                       ---------------

                                                                       $  11,282,304
                                                                       ===============

Accumulated depreciation(2)                                            $   1,451,071
                                                                       ===============

(1)  Aggregate cost for federal income tax purposes is $0.

(2) The amount of accumulated depreciation for federal income tax purposes is $0.

(3) Land improvements and buildings - 35 years; furnishings and equipment - 10 years.


A reconciliation of the carrying amount of property and equipment and accumulated depreciation for the years ended December 31, 1998, 1997 and 1996 follows:

                                                         1998               1997               1996
                                                   ----------------   ----------------   ----------------
    Property and equipment:
      Beginning of period                          $   11,162,820         12,108,538         12,068,775
      Additions                                           119,484            251,233             39,763
      Write-down of assets                                     --         (1,196,951)                --
                                                   ----------------   ----------------   ----------------

                             CONCAM ASSOCIATES, LP,
                        A CALIFORNIA LIMITED PARTNERSHIP

                         Notes to Financial Statements

                        December 31, 1998, 1997 and 1996


                                                         1998               1997               1996
                                                   ----------------   ----------------   ----------------
      End of period                                $   11,282,304         11,162,820         12,108,538
                                                   ================   ================   ================

    Accumulated depreciation:
      Beginning of period                          $    1,162,820            857,052            561,090
      Depreciation expense                                288,251            305,768            295,962
                                                   ----------------   ----------------   ----------------

      End of period                                $    1,451,071          1,162,820            857,052
                                                   ================   ================   ================

                             CONCAM ASSOCIATES, LP,
                        A CALIFORNIA LIMITED PARTNERSHIP

                         Notes to Financial Statements

                        December 31, 1998, 1997 and 1996


                                  EXHIBIT 10.7


                      VICTORY TAX EXEMPT REALTY INCOME FUND
                               LIMITED PARTNERSHIP


                        AMENDMENT TO STANDSTILL AGREEMENT

                                     BETWEEN

                      VICTORY TAX EXEMPT REALTY INCOME FUND
                               LIMITED PARTNERSHIP

                                       AND

                              CONCAM ASSOCIATES, LP

                             CONCAM ASSOCIATES, LP,
                        A CALIFORNIA LIMITED PARTNERSHIP

                         Notes to Financial Statements

                        December 31, 1998, 1997 and 1996


                        AMENDMENT TO STANDSTILL AGREEMENT

          This AMENDMENT TO STANDSTILL AGREEMENT (this "Agreement") is made effective as of December 31, 1998, by and between VICTORY TAX EXEMPT REALTY INCOME FUND LIMITED PARTNERSHIP, a Delaware limited partnership ("Lender"), and CONCAM ASSOCIATES, L.P., a California limited partnership ("Borrower").


                               R E C I T A L S :

          1. Lender is the sole holder and owner of a $15,515,000 Mortgage Revenue Bond (the "Bond"), issued by the City of Fresno, California ("Issuer"), pursuant to the terms of that certain Indenture of Trust and Lender Loan Agreement, dated as of April 15, 1989, and that certain Regulatory Agreement, dated as of April 15, 1989 (collectively, the "Bond Documents"), with respect to that certain property commonly known as the "Camelot Lake Apartment Project" located in Fresno, California and more particularly described on Exhibit A attached hereto, which, with all Improvements, Fixtures and Personalty thereon, shall hereafter be referred to as the "Property."

          2. In connection with the issuance of the Bond, Issuer, Lender and Camelot Lake Associates, a California limited partnership ("Camelot"), entered into that certain Loan Agreement, dated as of April 15, 1989 (the "Loan Agreement"), as well as certain other documents in connection therewith, including the Bond Documents, as described on Exhibit B attached hereto (collectively, the "Loan Documents"), including, without limitation, that certain Deed of Trust with Assignment of Rents and Fixture Filing, dated as of April 15, 1989 (the "Deed of Trust"), made by Camelot for the benefit of Lender. Pursuant to the Loan Documents, Lender made a loan to Camelot in the original principal amount of $15,515,000 (the "Loan") from the proceeds of the Bond.

          3. Borrower has heretofore acquired title to the Property and accordingly replaced Camelot as the owner of the Property and as borrower and obligor under the Loan Documents.

          4. Certain Events of Default under the Loan Documents existed at the time Borrower acquired title to the Property because income from the Property was not sufficient to pay operating expenses and amounts payable under the Loan. Rather than exercise its remedies based on any such Events of Default, Lender agreed to forbear exercising such remedies, on the terms and conditions of that certain Forebearance [sic] Agreement, dated as of January 31, 1994, by and between Lender and Borrower (the "Forbearance Agreement"). All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed thereto in the Forbearance Agreement.

          5. The Forbearance Agreement was amended by that certain Standstill Letter, dated as of May 8, 1996 (as the same may have been amended, the "Standstill Agreement").

          6. Lender and Borrower now desire to sell the Bond and the Property and, as a result, (i) Borrower expects to sell the Property to Wasatch Acquisitions, LLC, a Utah limited liability company ("Buyer"), or its affiliate, for a purchase price of One Dollar ($1.00) and the

                             CONCAM ASSOCIATES, LP,
                        A CALIFORNIA LIMITED PARTNERSHIP

                         Notes to Financial Statements

                        December 31, 1998, 1997 and 1996


assumption by Buyer of Borrower's obligations under the Loan Documents and (ii) concurrently with the sale of the Property, Lender expects to sell the Bond to Buyer or its affiliate for a purchase price of Eleven Million Six Hundred Thousand Dollars ($11,600,000) (the "Sale Proceeds").

                             CONCAM ASSOCIATES, LP,
                        A CALIFORNIA LIMITED PARTNERSHIP

                         Notes to Financial Statements

                        December 31, 1998, 1997 and 1996


          7. Lender and Borrower desire to enter into this Agreement in order to facilitate and agree to such sale of the Bond and the Property to Buyer or its affiliate in accordance with, and subject to, the terms and conditions set forth in this Agreement.


                               A G R E E M E N T :
                               -------------------

          NOW, THEREFORE, in consideration of the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

          1. TERM. The term of the Standstill Agreement and this Agreement shall be extended and shall continue until the earlier to occur of (a) June 30, 1999,
(b) the closing (the "Closing") of the sale or other disposition of all or substantially all of the Property to Buyer or its affiliate and the sale of the Bond (collectively, the "Sale") or (c) the termination of this Agreement by Lender upon a default by Borrower of the terms and conditions of the Standstill Agreement or this Agreement which continues for a period of thirty (30) days after written notice thereof from Lender to Borrower. Except with respect to Paragraph 3 herein which will survive the termination or expiration of this Agreement, upon the termination or expiration of the Standstill Agreement, the rights and obligations of the parties under the Standstill Agreement shall cease and the Standstill Agreement (including, without limitation, this Agreement) shall be of no further force or effect, and the rights, liabilities and obligations of the parties shall be as they existed immediately prior to the execution of this Agreement.

          2. FEES, COSTS AND EXPENSES.

               1. Deposits to Operating Account and Savings Account. Notwithstanding anything to the contrary contained in the Loan Documents, the Forbearance Agreement or the Standstill Agreement, during the period that this Agreement is in effect, Borrower shall deposit all rental and other income or receipts attributable to or with respect to the Property (the "Gross Receipts") for such period in the "Operating Account" (as hereinafter defined). In addition, concurrently with the execution hereof, Borrower shall deposit in the Operating Account all Net Cash Flow (if any) in Borrower's possession or control and attributable to the period prior to January 1, 1999. From time to time in Borrower's reasonable discretion, Borrower may (i) transfer funds in the Operating Account in excess of the "Permitted Expenses" (as hereinafter defined) to the "Savings Account" (as hereinafter defined) and (ii) to the extent required, transfer funds from the Savings Account to the Operating Account to fund the Permitted Expenses. Borrower shall maintain with Bank of America, N.T. & S.A. (a) corporate checking account no. 1450-1-04695 (the "Operating Account") and (b) corporate account no. 1450-4-04702 (the "Savings Account"). Borrower shall and does hereby grant to Lender a first priority security interest in the Operating Account and the Savings Account in the manner provided in Article 2 of the Deed of Trust and shall execute such further instruments, notices and agreements as may be reasonably required by Lender in order to perfect or effectuate the security interest granted hereby.

                             CONCAM ASSOCIATES, LP,
                        A CALIFORNIA LIMITED PARTNERSHIP

                         Notes to Financial Statements

                        December 31, 1998, 1997 and 1996

               2. Permitted Expenses. Borrower may make disbursements from the Operating Account only for (i) the reasonable, actual costs, fees and expenses of operation, maintenance and management of the Property, (ii) the reasonable, actual costs, fees and expenses of administration of Borrower's partnership and
(iii) the "Closing Costs" (as hereinafter defined), all of the foregoing disbursements as paid and incurred by Borrower in accordance with Schedule 1 attached hereto (collectively, the "Permitted Expenses") during the applicable period, including, without limitation, the reasonable, actual amounts paid and incurred for leasing, marketing, taxes, assessments, capital improvements, refund of security deposits, insurance, salaries, repairs and utilities, accounting, tax preparation and auditing fees of the Property or Borrower, the Bond Trustee Fee, the property management fee paid to the Management Agent (to the extent approved by Lender pursuant to Section 11.1 of the Loan Agreement), and the reasonable out-of-pocket fees and expenses incurred by Borrower in connection with this Agreement or the Sale, but excluding (i) any payments of interest on, or the repayment of principal of, the Loan and the Working Capital Loan, (ii) amounts paid in payment of the Mortgage Administration and Servicing Fee, (iii) any property management fee paid to the Management Agent if the Management Agent is the Fund or an affiliate of the Fund, and (iv) payments on account of any Operating Working Capital Loan(s) and/or interest thereon. All disbursements from the Operating Account shall be made in accordance with
Schedule 1 attached hereto, provided, however, that Borrower may, without Lender's consent, allocate amounts from the contingency line-item in such schedule to any other line item.

               3. Suspension of Debt Service. During the period that this Agreement remains in effect, and provided that Borrower complies with the terms and conditions hereof and no Event of Default hereafter occurs, Borrower shall not be required to make any payments of Base Interest nor deposits into the Reserve Fund for Replacements or Property tax payments to Lender that would otherwise be scheduled to be made during the term of this Agreement.

               4. Closing Costs. At the Closing of the Sale, Borrower shall use
(i) the amounts remaining in the Operating Account, (ii) the amounts remaining in the Savings Account, (iii) any amounts held in the Reserve Account or by Lender on account of real property taxes, insurance, replacements, security deposits or bond fees (collectively, the "Reserve Funds"), and (iv) any other income attributable to the Property and retained by Borrower, to pay the reasonable, actual expenses of the Sale (including, without limitation, payment by Borrower of any amounts due from Borrower under the "Purchase Agreement" (as hereinafter defined) and any Permitted Expenses paid or prorated at the Closing) incurred by Borrower and approved by Lender in its reasonable discretion prior to or at the Closing (collectively, the "Closing Costs"). If at the Closing or any time prior thereto that this Agreement is in effect (A) the amount of the Closing Costs exceeds the amounts then held in the Operating Account, the Savings Account and any Reserve Funds or (B) the total amount of the Permitted Expenses paid or incurred during the term of this Agreement exceeds the amounts available in the Operating Account and the Savings Account (such events collectively being referred to herein as a "Shortage"), then (1) Borrower shall fund any Shortage and (2) upon an "Accounting" (as hereinafter defined) pursuant to Paragraph 3 below, Lender shall reimburse Borrower for such expenses.

                             CONCAM ASSOCIATES, LP,
                        A CALIFORNIA LIMITED PARTNERSHIP

                         Notes to Financial Statements

                        December 31, 1998, 1997 and 1996

               5. Incentive Management Fee. At the Closing of the Sale of the Bond, Lender shall cause the escrow agent to pay, from the net proceeds of such Sale, an amount equal to two percent (2%) of the gross Sale price (which equals Two Hundred Thirty Two Thousand Dollars ($232,000)) based upon a Sale price of Eleven Million Six Hundred Thousand Dollars ($11,600,000)) which shall be paid to ConAm Management Corporation, a California corporation ("Management Company"), as an incentive management fee.

               6. Mortgage Administration and Servicing Fee. Borrower shall suspend payment of the Mortgage Administration and Servicing Fee as of the date hereof.

               7. Purchase Agreement. Lender has read and approved that certain Agreement of Purchase and Sale and Joint Escrow Instructions, dated as of February 5, 1999 (the "Purchase Agreement"), by and between Borrower and Buyer. Upon the Closing of the Sale pursuant to the Purchase Agreement and provided that Borrower complies with the terms and provisions hereof, Lender acknowledges that, except as provided herein, Borrower shall have no further obligation to Lender to repay any principal or interest to Lender under any of the Loan Documents, the Working Capital Loan, the Capital Improvements Loan or any other loan (including accrued interest) outstanding from Borrower to Lender. During the term of this Agreement and the Standstill Agreement, Borrower shall not amend or modify the Purchase Agreement without the prior written consent of Lender.

(1) FINAL ACCOUNTING. On or before seventy-five (75) days after the Closing, Borrower shall deliver to Lender a final accounting (the "Accounting") reconciling (a) the Gross Receipts delivered into the Operating Account, the Savings Account and any other amounts held in any Reserve Funds and any other income attributable to the Property and retained by Borrower prior to the Closing, (b) the actual expenses of the Sale incurred by Borrower and reasonably approved by Lender and (c) the actual Permitted Expenses incurred by Borrower and reasonably approved by Lender. Upon Lender's reasonable approval of the Accounting, any and all remaining funds held by or on behalf of Borrower per the Accounting shall be remitted to Lender as final payment of the Base Interest, or in the event that the Accounting establishes that a Shortage occurred, Lender shall reimburse Borrower for the amount of such Shortage.

(1) MISCELLANEOUS.
               1. In the event the Sale of the Property or the Bond to Buyer does not occur, nothing contained herein shall be construed as a commitment by Lender to (i) make any new loan or loans or to grant or extend any other financial accommodations to Borrower, (ii) restructure the Loan or to modify any Loan Document or (iii) except as expressly provided for herein, waive, modify or forbear from exercising any rights, powers, remedies or privileges, whether under the Loan Documents, the Forbearance Agreement or the Standstill Agreement, at law or in equity.

               2. No purported alteration, amendment, change, waiver, termination or other modification of this Agreement, the Loan Documents, the Forbearance Agreement or the Standstill Agreement shall be binding upon any party

                             CONCAM ASSOCIATES, LP,
                        A CALIFORNIA LIMITED PARTNERSHIP

                         Notes to Financial Statements

                        December 31, 1998, 1997 and 1996


hereto, or have any other force or effect in any respect unless the same shall be in writing and signed by, or on behalf of, the party to be charged therewith.

                             CONCAM ASSOCIATES, LP,
                        A CALIFORNIA LIMITED PARTNERSHIP

                         Notes to Financial Statements

                        December 31, 1998, 1997 and 1996


               3. Each of the parties hereto understands that this Agreement is a legally binding agreement that may affect such party's rights. Each party hereto represents to the other that it has been represented by independent legal counsel of its choice regarding the meaning and legal significance of this Agreement and that it is satisfied with its legal counsel and the advice received from it.

               4. Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared the same.

               5. This Agreement shall be interpreted and enforced in accordance with the internal laws of the State of California as the same may from time to time exist, without giving effect to the principles of conflicts of laws.

               6. This Agreement constitutes the entire agreement of the parties concerning the subject matter hereof, and supersedes any prior or contemporaneous representations or agreements, either oral or written, not contained herein.

               7. Each party executing this Agreement represents that such party has the full authority and legal power to do so.

               8. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument, with the same effect as if each party had executed all counterparts.

                Remainder of this page left intentionally blank.

                             CONCAM ASSOCIATES, LP,
                        A CALIFORNIA LIMITED PARTNERSHIP

                         Notes to Financial Statements

                        December 31, 1998, 1997 and 1996



               IN WITNESS WHEREOF, Lender and Borrower have caused this Agreement to be duly executed as of the date first written above.


                                        LENDER:

                                        VICTORY TAX EXEMPT REALTY INCOME
                                           FUND LIMITED PARTNERSHIP, a
                                           Delaware limited partnership

                                        By:   CA VICTORY, INC., a Delaware
                                        corporation, Its General Partner



                                        By:   /s/Daphne Aronson
                                              -----------------
                                        Name: Daphne Aronson
                                        Its:  President


                                        BORROWER:

                                        CONCAM ASSOCIATES, L.P., a California
                                           limited partnership

                                        By:   CONCAM, INC., a California
                                        corporation, Its General Partner



                                        By:   /s/Ralph W. Tilley
                                              ------------------
                                        Name: Ralph W. Tilley
                                        Its:  Vice President

                             CONCAM ASSOCIATES, LP,
                        A CALIFORNIA LIMITED PARTNERSHIP

                         Notes to Financial Statements

                        December 31, 1998, 1997 and 1996


                                    EXHIBIT A

                                LEGAL DESCRIPTION

          All that certain real property located in the County of Fresno, State of California, described as follows: Lot 16 of Tract No. 3155, Peach Tree Village, in the City of Fresno, County of Fresno, State of California, according to the Map thereof Recorded in Book 37, Pages 99 and 100 of Plats, in the Office of the County Recorder of said county.

                             CONCAM ASSOCIATES, LP,
                        A CALIFORNIA LIMITED PARTNERSHIP

                         Notes to Financial Statements

                        December 31, 1998, 1997 and 1996


                                    EXHIBIT B

                                 BOND DOCUMENTS


(2) Deed of Trust with Assignment of Rents and Fixture Filing, dated as of April 15, 1989, from Borrower to Ticor Title Insurance Company ("TICOR"), as trustee, for the benefit of Lender.

(3) Assignment of Lessor's Interest in Leases, dated as of April 15, 1989, from Borrower to Lender.

(4) Working Capital Loan Agreement, dated as of April 15, 1989, by and between Borrower and Lender.

(5) Second Deed of Trust with Assignment of Rents and Fixture Filing, dated as of April 15, 1989, from Borrower to TICOR for the benefit of Lender.

(6) Second Assignment of Lessor's Interest in Leases, dated as of April 15, 1989, from Borrower to Lender.

(7) Regulatory Agreement, dated as of April 15, 1989, by and among Issuer, Lender, Borrower and First Interstate Bank of California ("Trustee").

(8) Indenture of Trust and Lender Loan Agreement, dated as of April 15, 1989, by and among Issuer, Lender and Trustee.

                             CONCAM ASSOCIATES, LP,
                        A CALIFORNIA LIMITED PARTNERSHIP

                         Notes to Financial Statements

                        December 31, 1998, 1997 and 1996



                                   SCHEDULE 1

                         ADJUSTED CASH FLOW PROJECTIONS


                                  See attached.




                                     S 1-1

                             CONCAM ASSOCIATES, LP,
                        A CALIFORNIA LIMITED PARTNERSHIP

                         Notes to Financial Statements

                        December 31, 1998, 1997 and 1996


                                   SCHEDULE 1

                                  CAMELOT LAKES

                  PROJECTED ENDING CASH BALANCE AT MAY 31, 1999


Cash Balance at 2/28/99                                               $ 209,648

Estimated Net Cash Flow(1)
  March                                       $  62,000
  April                                          20,000
  May                                            68,000
                                              ---------

                                                150,000                 150,000
                                              =========

Property Insurance
  Insurance Effective Date                      5/16/98
  Projected Selling Date                        5/31/99

  Estimated Annual cost                          23,803

  Payments Made Through Sale                     24,000
  Less:  Earned Premium Through Sale            (24,846) 381 Days
                                              ---------

  Refund/(Payment) Due                             (846)                  (846)
                                              =========

Property Taxes
  Property Tax Paid Through Date                6/30/99
  Projected Selling Date                        5/31/99

  Actual Taxes Due (7/1/98 - 6/30/99)           120,942

  Less:  Seller Portion Due Through Closing           0  0 Days               0

  Less:  Buyer Portion Due Through Closing        9,940  30 Days          9,940

Miscellaneous
  Last Month's Expenses                         (85,000)
  Prepaid Rents                                  (3,500)
  Security Deposits 2/28/99                    (143,177)

  Tax Impound Account Balance 12/31/98           66,000
                                              ---------

                                               (165,677)               (165,677)
                                              =========               ---------

Projected Ending Cash Balance at 5/31/99                                203,065

Other Final Costs
  Final Audit/Tax Return                        (20,000)
  Legal Fees                                    (20,000)
  Title Costs (per LandAmerica estimate)        (31,000)
  Fire Damage deductible                         (5,000)
  Contingency                                   (25,000)               (101,000)
                                              =========               ---------

Projected Ending Cash Surplus (Deficit)                                 102,065
                                                                      =========

                            MAR         APR         MAY
(1)Income              $175,000    $175,000     $175,000
   Oper Expense         (94,000)    (80,000)     (94,000)



                                     S 1-1

                             CONCAM ASSOCIATES, LP,
                        A CALIFORNIA LIMITED PARTNERSHIP

                         Notes to Financial Statements

                        December 31, 1998, 1997 and 1996



                            MAR         APR         MAY
   Other Inc/Exp         (1,000)     (1,000)      (1,000)
   Taxes                            (61,000)           0
   Insurance             (2,000)     (2,000)      (2,000)
   Debt Service
   Impounds                   0           0            0
   Capital Items        (16,000)    (11,000)     (10,000)
                       --------    --------     --------
   Net Cash Flow       $ 62,000    $ 20,000     $ 68,000
                       ========    ========     ========



                                     S 1-1

                                  CONSENT FORM
                 VICTORY TAX EXEMPT REALTY INCOME FUND LIMITED
                                  PARTNERSHIP

     The undersigned holder of record on [INSERT RECORD DATE] of certificates evidencing economic and certain other rights (each such certificate, a "BAC"), attributable to the limited partnership interests in Victory Tax Exempt Realty Income Fund Limited Partnership (the "Partnership"), formerly known as Olympic Tax Exempt Realty Income Fund Limited Partnership, hereby:

        Consents            [ ]           Does Not Consent           [ ]

to the Sale (as defined in the Statement dated [INSERT DATE] (the "Statement")) of the Partnership). The undersigned acknowledges receipt of the Statement (including the supplemental material thereto).

     Unless otherwise specified by the undersigned, this form relates to the total number of BACs held by the undersigned on the date hereof, as indicated below.

        Number of BACs Held:
                            ----------------------------------------------------

        Number of BACs Consenting:
                                  ----------------------------------------------

     If forms of Consent are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or other persons acting in a fiduciary or representative capacity, such persons should so indicate when signing.

Name of Signer (Please Print)
                             ---------------------------------------------------

Telephone No. of Signer: (          )
                        --------------------------------------------------------

Date: ------------------------------
                                               --------------------------------------------------------
                                               (Signature of BAC Holder)

                                               --------------------------------------------------------
                                               (Signature of BAC Holder)
                                               Please sign your name exactly as it appears hereon. If
                                               acting as attorney, executor, trustee, or in other
                                               representative capacity, please sign name and title. If
                                               BACs are held jointly, each joint owner should sign.
                                               PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED
                                               ENVELOPE.